                                              CONFORMED COPY




                 GLOBAL PRINCIPLES AGREEMENT


                           between


                   WARNER-LAMBERT COMPANY


                             and


                        WELLCOME PLC


                  ________________________


                   Dated December 17, 1993

                  ________________________

                      TABLE OF CONTENTS


                          ARTICLE I

                         Definitions
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SECTION 1.01.  Definitions. . . . . . . . . . . . . . . .  1
SECTION 1.02.  Terms Generally. . . . . . . . . . . . . . 14


                         ARTICLE II

                          Closings

SECTION 2.01.  Closings . . . . . . . . . . . . . . . . . 15
SECTION 2.02.  Core Territory . . . . . . . . . . . . . . 15
SECTION 2.03.  Subsequent Closings  . . . . . . . . . . . 16
SECTION 2.04.  Deemed Closing Date of U.S. Partnership. . 16


                         ARTICLE III

             Management of JV Entities; Funding

SECTION 3.01.  Management of the JV Entities .. . . . . . 17
SECTION 3.02.  Governing Boards; Membership; Powers . . . 17
SECTION 3.03.  Quorum; Notice; Meetings . . . . . . . . . 20
SECTION 3.04.  Designation of New Representatives
                 or Alternative Representatives . . . . . 20
SECTION 3.05.  Other Positions of Representatives . . . . 21
SECTION 3.06.  Annual Operating Plans; Incentive
                 Compensation Plans; Initial Plans;
                 Plan Compliance  . . . . . . . . . . . . 21
SECTION 3.07.  No Remuneration  . . . . . . . . . . . . . 22
SECTION 3.08.  Funding  . . . . . . . . . . . . . . . . . 22
SECTION 3.09.  Governance; Percentage Interest of
                 Wellcome in U.S. Partnership . . . . . . 23
SECTION 3.10.  Expenses of JV Entities; Adjustments . . . 24
SECTION 3.11.  Deliberations  . . . . . . . . . . . . . . 25
SECTION 3.12.  Bank Accounts  . . . . . . . . . . . . . . 25

                         ARTICLE IV

                   Operations; JV Entities

SECTION 4.01.  General  . . . . . . . . . . . . . . . . . 25
SECTION 4.02.  Form and Structure of JV Entities  . . . . 25
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SECTION 4.03.  Equitable Adjustment . . . . . . . . . . . 30
SECTION 4.04.  Zovirax Arrangements . . . . . . . . . . . 31
SECTION 4.05.  Management of JV Entities  . . . . . . . . 33
SECTION 4.06.  Operations to be Conducted in Accordance
                 with Annual Operating Plan and
                 Direction of the Relevant Governing
                 Board  . . . . . . . . . . . . . . . . . 33
SECTION 4.07.  Asset Contributions. . . . . . . . . . . . 33
SECTION 4.08.  Management Standards . . . . . . . . . . . 34


                          ARTICLE V

     Glaxo Arrangement and Wellcome Profit Participation

SECTION 5.01.  Treatment of Glaxo Arrangement . . . . . . 34
SECTION 5.02.  Payments . . . . . . . . . . . . . . . . . 35
SECTION 5.03.  Wellcome Profit Participation and
                 Development Costs Obligations. . . . . . 36
SECTION 5.04.  Control of Glaxo Arrangement
                 Products . . . . . . . . . . . . . . . . 37


                         ARTICLE VI

                        New Products

SECTION 6.01.  Products Developed by the Parties  . . . . 38
SECTION 6.02.  OTC Switch Candidates  . . . . . . . . . . 38
SECTION 6.03.  Acquisition by a Party . . . . . . . . . . 40
SECTION 6.04.  Acquisition by a JV Entity . . . . . . . . 41
SECTION 6.05.  Continuing Development . . . . . . . . . . 41
SECTION 6.06.  Use of Information . . . . . . . . . . . . 41


                         ARTICLE VII

               Manufacturing; Supply; Services

SECTION 7.01.  Manufacturing and Supply . . . . . . . . . 42
SECTION 7.02.  Services . . . . . . . . . . . . . . . . . 42
SECTION 7.03.  Operating Issues . . . . . . . . . . . . . 43
SECTION 7.04.  Alternate Manufacturing Sites. . . . . . . 43
SECTION 7.05.  Audits and Inspections . . . . . . . . . . 43

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                        ARTICLE VIII

                      Change of Control

SECTION 8.01.  Definition of Change of Control;
                 Response to Third Parties  . . . . . . . 44
SECTION 8.02.  Effect of Change of Control  . . . . . . . 45


                         ARTICLE IX

                Covenants of Wellcome and W-L

SECTION 9.01.  Access . . . . . . . . . . . . . . . . . . 45
SECTION 9.02.  Financial Information  . . . . . . . . . . 45
SECTION 9.03.  Books and Records  . . . . . . . . . . . . 46
SECTION 9.04.  Conduct of Business  . . . . . . . . . . . 46
SECTION 9.05.  Approvals and Consents . . . . . . . . . . 47
SECTION 9.06.  Regulatory . . . . . . . . . . . . . . . . 47
SECTION 9.07.  Further Assurances . . . . . . . . . . . . 48
SECTION 9.08.  Tax Matters  . . . . . . . . . . . . . . . 48
SECTION 9.09.  Employees; Sharing of Certain Costs. . . . 48


                          ARTICLE X

         Post Closing Covenants of Wellcome and W-L

SECTION 10.01. Treatment of OTC Zovirax; Regulatory . . . 49
SECTION 10.02. Further Assurances . . . . . . . . . . . . 50
SECTION 10.03. Tax Matters. . . . . . . . . . . . . . . . 51
SECTION 10.04. U.S. Export Controls Compliance;
                 Restrictive Trade Practices Act 1976 . . 51
SECTION 10.05. JV Entity Books and Records; Audits. . . . 52
SECTION 10.06. Intellectual Property Rights . . . . . . . 52
SECTION 10.07. Access . . . . . . . . . . . . . . . . . . 53
SECTION 10.08. Benefit of Contracts . . . . . . . . . . . 53
SECTION 10.09. Use of Parent Names. . . . . . . . . . . . 54
SECTION 10.10. Competition. . . . . . . . . . . . . . . . 54
SECTION 10.11. Insurance. . . . . . . . . . . . . . . . . 55
SECTION 10.12. JV Prescription Zovirax. . . . . . . . . . 56
SECTION 10.13. Scope of JV Business; Non-Violation
                 of Existing Obligations. . . . . . . .   56
SECTION 10.14. Conduct of Business. . . . . . . . . . . . 56
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                         ARTICLE XI

       Conditions to Wellcome's and W-L's Obligations

SECTION 11.01. Certain Action . . . . . . . . . . . . . . 57
SECTION 11.02. Government Approvals and Consents  . . . . 57
SECTION 11.03. Tax Rulings  . . . . . . . . . . . . . . . 58
SECTION 11.04. Representations and Warranties . . . . . . 58
SECTION 11.05. Performance of Covenants . . . . . . . . . 58
SECTION 11.06. Authorization of Agreements  . . . . . . . 59
SECTION 11.07. Execution of Operative Documents . . . . . 59
SECTION 11.08. Certificate of Compliance  . . . . . . . . 59
SECTION 11.09. Assignment of Certain Contracts
                 and Licenses . . . . . . . . . . . . . . 59


                         ARTICLE XII

             Transfer of Joint Venture Interest

SECTION 12.01. Limitation on Right to Transfer  . . . . . 60
SECTION 12.02. Permitted Transfers  . . . . . . . . . . . 60


                        ARTICLE XIII

                       Indemnification

SECTION 13.01. Responsibility for Liabilities and
                 Expenses . . . . . . . . . . . . . . . . 61
SECTION 13.02. Indemnification  . . . . . . . . . . . . . 63


                         ARTICLE XIV

                    Term and Termination

SECTION 14.01. Term of JV Entity  . . . . . . . . . . . . 65
SECTION 14.02. OTC Zovirax Not Approved . . . . . . . . . 65
SECTION 14.03. Wellcome Events of Termination;
                 Remedies . . . . . . . . . . . . . . . . 68
SECTION 14.04. W-L Events of Termination; Remedies  . . . 72
SECTION 14.05. W-L's Option to Purchase Wellcome's
                 Interest in the Glaxo Arrangement;
                 Wellcome Tag-Along Right . . . . . . . . 75
SECTION 14.06. Waiver of Right to Terminate . . . . . . . 76
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SECTION 14.07. Winding Up and Transfer of Assets;
                 Liquidation. . . . . . . . . . . . . . . 76
SECTION 14.08. Rationalization of Interests; Tax
                 Indemnification. . . . . . . . . . . . . 77
SECTION 14.09. Termination of Related Agreements. . . . . 77
SECTION 14.10. Failure to Satisfy Required Conditions . . 78
SECTION 14.11. Definitional Clarification . . . . . . . . 78


                         ARTICLE XV

                           General

SECTION 15.01. Expenses . . . . . . . . . . . . . . . . . 78
SECTION 15.02. Assignment and Binding Effect  . . . . . . 79
SECTION 15.03. Inability to Agree Upon Value  . . . . . . 79
SECTION 15.04. Financial Consolidation. . . . . . . . . . 79
SECTION 15.05. Notices. . . . . . . . . . . . . . . . . . 79
SECTION 15.06. Parties in Interest. . . . . . . . . . . . 80
SECTION 15.07. Press Releases . . . . . . . . . . . . . . 80
SECTION 15.08. Headings; Schedules; Counterparts  . . . . 80
SECTION 15.09. Entire Agreement; Amendment;
                 Severability . . . . . . . . . . . . . . 81
SECTION 15.10. Waiver; Compliance . . . . . . . . . . . . 81
SECTION 15.11. Confidentiality. . . . . . . . . . . . . . 81
SECTION 15.12. Governing Law; Jurisdiction; Consent
                 to Service of Process; Agent for
                 Service. . . . . . . . . . . . . . . . . 82


                          Schedules

Schedule 1          Format for Calculating Certain Profits
                    and Losses

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
                                                                  CONFORMED COPY

     GLOBAL PRINCIPLES AGREEMENT dated December 17, 1993 (the 'Agreement'), by and between WARNER-LAMBERT COMPANY, a Delaware corporation ('W-L') and WELLCOME plc, a company incorporated in England ('Wellcome').

     W-L and Wellcome are each engaged in the non-prescription consumer health care products business. It is the desire of W-L and Wellcome, directly or through their respective affiliates, to establish joint ventures in which their respective non-prescription consumer health care businesses will be combined in the United States, Canada, Australia and member states of the European Union and countries in the Other European Territory (as hereinafter defined) and, at future dates, in other countries throughout the world, including countries within Eastern Europe, to which the Parties agree to extend their joint ventures. While the specific form of the joint ventures may vary in different countries, it is the intention of the parties, by this Agreement, to agree upon certain principles which will govern the management and strategic development of the joint ventures as agreed and implemented by the Parties.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, representations and warranties herein contained, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     SECTION 1.01. Definitions.

     'Administrative Services Allocation' shall mean, for purposes of calculating Special Profit and Loss, an amount equal to 2% of Net Sales by a JV Entity of (a) OTC Zovirax in the United States or (b) any OTC Switch Product in the United States or the Remainder of the World, such Administrative Services Allocation amount not to exceed U.S. $5 million in respect of each product in each country (non-U.S. Dollar currencies to be converted to U.S. Dollars pursuant to the Procedure for Converting Net Sales) in any Fiscal Year. Such U.S. $5 million allocation limitation will be adjusted for each product for each relevant Fiscal Year following the year in which such limitation is reached by a percentage which shall equal the percentage change from the previous year in the Consumer Price Index (1982-84=100), all items less energy, published by the Bureau of Labor Statistics of the United States Department of Labor, or any replacement index.

     'Affiliate' with respect to any Person, shall mean any other Person controlling, controlled by or under direct or indirect common control with such Person but shall be deemed not to include a JV Entity. A Person shall be deemed to control a corporation (or other entity) if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation (or other entity), whether through the ownership of voting securities, by contract or otherwise.

     'Annual Operating Plan' shall have the meaning set forth in Section 3.06.

     'Base Business Profit and Loss' shall mean, in the case of each JV Entity, its Profit and Loss less its Export Profit and Loss, Glaxo Profit and Loss, Special Profit and Loss and any items allocated pursuant to Section 4.02(c)(vi), the result of which, if positive, would be Base Business Profit or, if negative, would be Base Business Loss.

     'Benchmark Direct Profit Contribution Target' shall have the meaning set forth in Schedule 2 to the Supplemental Document Package.

     'Business Day' shall mean, with respect to any particular Territory, a day of the year in which banks are neither required nor authorized to close in such Territory.

     'Change of Control' shall have the meaning set forth in Section 8.01.

     'Certified Public Accountants' shall mean the independent certified public accountants of Wellcome, W-L or any JV Entity, as the case may be.

     'Closing' shall have the meaning set forth in Section 2.01.

     'Closing Date' shall have the meaning set forth in Section 2.01.

     'Core Territory' shall mean Australia, Canada, the EC Territory, the Other European Territory and the United States. For the purpose of this Agreement, references to Australia shall also be deemed to include New Zealand.

     'Cost of Goods Sold' shall have the meaning set forth in Schedule 1 hereto.

     'Direct Profit Contribution' shall mean (i) Net Sales of JV Prescription Zovirax and OTC Zovirax less (ii) the sum of Cost of Goods Sold, Promotion and Advertising applicable thereto.

     'EC Territory' shall mean the Territory made up of the following countries:
Belgium, Denmark, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain and the United Kingdom.

     'Exclusivity' shall mean having the exclusive right to make, use and sell a compound in the United States non-prescription consumer health care market due to the existence of a valid compound patent relating to such compound or the granting of exclusivity under the Drug Price Competition and Patent Term Restoration Act of 1984, Pub. L. No. 98-417, 98 Stat. 1585-1605 (1984) or
similar legislation enacted in the United States.

     'Existing Products' shall mean products presently included in the Wellcome Contributed Business and W-L Contributed Business as identified on Schedule 1.01(a) and 1.01(b), respectively, in the Supplemental Document Package.

     'Excess Sales' shall mean the amount, if any, by which Net Sales for the two calendar months prior to a Closing Date exceed the product of (a) Net Sales for the comparable two-month period for the prior year multiplied by (b) a fraction, the numerator of which is Net Sales for the ten-month period preceding the two-month period preceding such Closing Date, and the denominator of which is Net Sales for the comparable ten-month period for the prior year.

     'Export Profit and Loss' shall mean, in the case of each JV Entity, its Net Sales to customers outside its Territory (both third-party customers and, for purposes of this definition, JV Entities), less the items of (income)/expense identified on Schedule 1 hereto relating to such extra-territorial Net Sales, the result of which, if positive, would be Export Profit or, if negative, would be Export Loss.

     'FDA' shall mean the United States Federal Food and Drug Administration or any successor agency of the United States.

     'Fiscal Quarter' shall mean in the United States, a three-month period ending on March 31, June 30, September 30 and December 31, and in the Remainder of the World, a three-month period ending on February 28 (or 29), May 31, August 31 and November 30.

     'Fiscal Year' shall mean in the United States the calendar year, and in the Remainder of the World, the twelve-month period ending November 30.

     'Fully Allocated Cost' shall mean (i) in the case of products, all directly attributable costs for materials and labor plus an appropriate allocation of indirect costs which support the manufacturing of such products, or (ii) in the case of the lease of property or the provision of services, all directly attributable costs plus an appropriate allocation of indirect costs (including depreciation and amortization) which support the provision of such property or services, all as more fully described for products, property and services in the Operative Documents.

     'General Manager' shall have the meaning set forth in Section 4.05.

     'Glaxo' shall mean Glaxo Holdings plc, a company incorporated under the laws of England.

     'Glaxo Arrangement' shall mean the worldwide arrangements between Glaxo and W-L established pursuant to the principles set forth in the Global Principles Agreement between W-L and Glaxo dated as of December 10, 1993, and as initially implemented by the Partnership Agreement between W-L and Glaxo OTC Inc. dated as of December 10, 1993.

     'Glaxo Development Costs' shall mean the costs incurred by Glaxo, W-L, an entity established pursuant to the Glaxo Arrangement or a JV Entity as development costs of obtaining any required regulatory approval of claims, indications or dosage forms of products attributable to the Glaxo Arrangement, as determined in accordance with U.S. GAAP.

     'Glaxo Management Fee' shall mean any amounts paid by Glaxo, an Affiliate of Glaxo or an entity established pursuant to the Glaxo Arrangement in respect of (i) the fixed percentage fee for field selling, detail field selling, operations, general administration, corporate allocation and other (income)/expense and (ii) any reimbursement of a JV Entity for the provision of services to any such joint venture by a JV Entity at Fully Allocated Cost.

     'Glaxo Profit and Loss' shall mean any profit or loss (for the avoidance of doubt excluding income received by a JV Entity as a Glaxo Management Fee), net of income tax, if any, payable by the JV Entity, attributable to any interest or right in the Glaxo Arrangement held or owned by a JV Entity, W-L or an Affiliate of W-L.

     'Going  Concern Value' shall  mean the value  determined in accordance with
Section 15.03 of a product or business of a JV Entity as if such product or business were freely tradeable in the open market. Such valuation will not reflect a premium for control or a discount for lack of marketability or control.

     'Governing Board' shall mean each Governing Board established in accordance with Section 3.02 of this Agreement to manage the relevant JV Entity.

     'Indebtedness' shall mean, for any Party or JV Entity (without duplication): (a) obligations of such JV Entity for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such JV Entity to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, in the ordinary course of business and accrued expenses so incurred, so long as such trade accounts payable are payable within 120 days of the date the respective goods are delivered or the respective services are rendered; (c) indebtedness of others secured by a Lien on the property of such JV Entity, whether or not the indebtedness so secured has been assumed by such JV Entity;
(d) obligations  (contingent or  otherwise)  of such  JV  Entity in  respect  of letters of credit, bankers' acceptances or similar instruments issued or accepted by banks and other financial institutions for the account of such
Person; (e) capitalized lease obligations of such JV Entity; and (f) indebtedness of others guaranteed by such JV Entity.

     'JV Business' shall mean the combined Wellcome Contributed Business and W-L Contributed Business in respect of any JV Entity, and the development, marketing, distribution and selling by a JV Entity of such other consumer health care products as may be added to such business from time to time in accordance with the terms of this Agreement.

     'JV Entity' shall mean in respect of the United States the U.S. Partnership, and in respect of any other country such other organization as the Parties may determine for the purpose of conducting the JV Business in that country, it being understood that to the extent holding company structures are utilized, the holding company and any entities it controls shall each be deemed a JV Entity.

     'JV Implementation Agreement' shall mean the agreement (or agreements) that establish the structure of the JV Entity and provide for the JV Business to be conducted in a relevant Territory in a form reflecting the provisions of this Agreement with such alterations or additions as may be required by law or agreed to by the Parties.

     'JV Management' shall mean the General Manager and those persons appointed by the General Manager to manage each of the JV Entities.

     'JV Prescription Zovirax' shall mean a product sold by prescription having Zovirax as its sole active ingredient in a cream form in three gram or less packaging in the Remainder of the World.

     'Launch Date' shall mean, in respect of OTC Zovirax, the earlier of (i) the date of the first commercial sale of OTC Zovirax by the U.S. Partnership (other than sales resulting from regional test marketing) or (ii) the date following an NDA Approval that Wellcome approves in writing for the commercial distribution of OTC Zovirax in the United States.

     'Lien' shall mean any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including, without limitation, any conditional sales or other title retention agreement, any lease in the nature thereof and any agreement to give any of the foregoing).

     'Line Extension' shall mean any extensions of Existing Products in any Territory (or products hereafter contributed by a Party other than OTC Switch Products) which (i) utilize the same trademark as an Existing Product (or a product hereafter contributed by a Party) or (ii) are of the same or similar class, category or formulation as an Existing Product (or a product hereafter contributed by a Party other than OTC Switch Products) which is marketed by a JV Entity.

     'NDA' shall mean a New Drug Application, including any amendments or supplements thereto, filed with the FDA pursuant to 21 U.S.C. 355 (1970), as such statute may be amended at any time in the future, or any regulation thereunder.

     'NDA Approval' shall mean the receipt of final approval from the FDA of an NDA or a supplemental NDA to make, use and sell in the United States a subject product with labeling reasonably acceptable to the Parties which in the case of OTC Zovirax shall include as an indication the treatment of recurrent genital herpes.

     'NDA Disapproval' shall have the meaning set forth in Section 5.03(g).

     'Net Sales' shall mean gross invoice amounts on sales of products to third party customers less the following deductions reasonably and properly incurred in the ordinary course of business and paid or given: off invoice (i.e., non-performance discounts), quantity (including bracket pricing) and cash discounts and any other adjustments, including but not limited to those granted on account of price adjustments, billing errors, rejected goods, damaged goods, recalls, returns, rebates, chargebacks and prime vendor rebates, fees, reimbursements or similar payments granted or given to wholesalers or other distributors, buying groups, health care insurance carriers or other institutions, freight and insurance charges billed to the customer, custom or excise duties, sales tax, value added tax and other taxes (except income taxes) or duties relating to sales of products, any payment made in respect of sales of products to any governmental or quasi-governmental body or agency.

     'Non-Core Territory' shall mean all countries other than those countries that constitute the Core Territory.

     'Non-Originating Party' shall mean (a) with respect to a product, the Party which did not make available to a JV Entity such product or any Line Extension thereof, (b) with respect to any OTC Switch Product, the Party that did not (i) offer the OTC Switch Candidate or (ii) acquire an OTC Switch Candidate that resulted in such OTC Switch Product, (c) with respect to any product resulting from the Glaxo Arrangement, any Party other than W-L and (d) with respect to a product described in Section 6.03, the Party which has not acquired the product or is not considering the acquisition of the product described therein.

     'Operative Documents' shall mean this Agreement, the Wellcome Standstill Agreement, the W-L Standstill Agreement, the Representations and Warranties Agreement, the JV Implementation Agreements and all ancillary documents referred to herein and therein to be executed pursuant to this Agreement.

     'Originating Party' shall mean (a) with respect to a product, the Party which made available to a JV Entity such product or any Line Extension thereof,
(b) with respect to any OTC Switch Product, the Party that (i) offered the OTC Switch Candidate or (ii) acquired an OTC Switch Candidate that resulted in such OTC Switch Product, (c) with respect to any product resulting from the Glaxo Arrangement, W-L and (d) with respect to a product described in Section 6.03, the Party which has acquired the product or is considering the acquisition of the product described therein.

     'OTC Switch Candidate' shall mean a prescription drug product, a form of which may potentially be sold, in the opinion of the Originating Party and for one or more specified indications, without the necessity of a prescription, but shall not include OTC Zovirax, JV Prescription Zovirax or any product resulting from the Glaxo Arrangement.

     'OTC Switch Product' shall mean a product (including line extensions thereto) developed from an OTC Switch Candidate or which may otherwise be sold without the necessity of a prescription other than OTC Zovirax or any product resulting from the Glaxo Arrangement.

     'OTC Zantac' shall mean a form of Zantac which may be sold without the necessity of a prescription.

     'OTC Zovirax' shall mean a form of Zovirax which may be sold without the necessity of a prescription.

     'Other European Territory' shall mean the Territory made up of the following countries: Austria, Finland, Iceland, Lichtenstein, Norway, Sweden and Switzerland.

     'Party' shall mean Wellcome or W-L or any other Person which becomes a party hereto.

     'Permitted Liens' shall mean (i) any Lien for current taxes not delinquent or taxes being contested in good faith by appropriate proceedings and (ii) other Liens incidental to the conduct of a business or the ownership of property and assets which were not incurred in connection with the incurrence of Indebtedness, and which do not in the aggregate materially detract from the value of the property or assets or materially impair the use thereof in the operation of the business.

     'Permitted Transfer' shall mean a transfer of a Party's interest in a JV Entity or this Agreement in accordance with Article XII hereof.

     'Person' shall mean any individual or corporation, company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

     'Procedure for Converting Net Sales' shall mean, for the purposes of this Agreement, the following method for converting Net Sales of JV Prescription Zovirax, OTC Zovirax and any OTC Switch Product (or any other amount) in any Territory other than the United States into U.S. Dollars. Net Sales shall be first determined in the currency of the country in which they are recorded and then converted to its equivalent in U.S. Dollars. An average monthly exchange rate shall be utilized for conversion of major non-U.S. currencies which shall be the sum of the 8:00 AM offered rates of exchange for each Business Day during the month as quoted by Bank of New York (or its successor, or other bank to be agreed if Bank of New York does not have a market in such currency) divided by the number of Business Days in the month. In the case of minor non-U.S. currencies, the 8:00 AM offered rate of exchange on the last Business Day of the current and previous monthly period in which the Net Sales were recorded as quoted by the aforesaid bank shall be used to compute an average monthly exchange rate.

     'Profit  and Loss' shall mean, in the case of each JV Entity, collectively,
(i) Net Sales, less (ii) the aggregate of the items of (income)/expense identified on Schedule 1 hereto, the result of which, if positive, would be Profit or, if negative, would be Loss.

     'Ranitidine' shall mean, the pharmaceutical compound
N-[2-[[[5-[(demethylamino)methyl]-2-furanyl]methyl]thio]ethyl]-N'
- -methyl-2-nitro-1,  1-ethenediamine  and   its  hydrochloride  salt;   provided,
however, that for the avoidance of doubt, this definition shall not encompass Ranitidine Bismuth Citrate.

     'Ranitidine  Bismuth  Citrate'  shall  mean  the  pharmaceutical   compound
N-[2-[[[5-[(dimethylamino)methyl]2-furanyl]methyl]thio]ethyl]-N'
- -methyl-2-nitro-1, 1-ethenediamine 2-hydroxy-1,2,3-propanetricarboxylate bismuth (3+) complex.

     'Regulatory Approval' shall mean the receipt of final approval from all relevant governmental and other authorities to make, use and sell in a relevant Territory the product in respect of which approval was sought, together with all appropriate and reasonably acceptable pricing approvals.

     'Remainder of the World' shall mean all countries other than the United States.

     'Representations and Warranties Agreement' shall mean the Representations and Warranties Agreement entered into by W-L and Wellcome, dated the date hereof and identified as Exhibit A in the Supplemental Document Package or such other agreement containing representations and warranties as may be entered into by the Parties or any of their respective Affiliates in substantially the form thereof with such alterations thereto as may be contemplated herein or therein, as the case may be.

     'Special Profit and Loss' shall mean, in the case of each JV Entity, with respect to OTC Zovirax in the United States or any OTC Switch Product in the United States or the Remainder of the World, each individually, Net Sales of such product less the sum of (i) the items of (income)/expense identified on
Schedule 1 hereto relating to such product (except those items delineated with the letter 'A') and (ii) the Administrative Services Allocation, the result of which, if positive, would be Special Profit or, if negative, would be Special Loss.

     'Strategic Plan' shall have the meaning set forth in Section 3.06.

     'Supplemental Document Package' shall mean those Operative Documents substantially the form of which has been agreed upon by the Parties and certain schedules referred to herein.

     'Taxes' shall mean taxes or other levies and assessments, including income, profits, capital gain, franchise, excise, sales, use, transfer, registration, customs, value added, withholding, occupation, property, payroll or other governmental levies, including any penalties or interest thereon.

     'Territory' shall mean the country, countries or territory in which a JV Entity may operate or in which the Parties have agreed in principle to form a JV Entity.

     'U.K.   GAAP'  shall  mean  generally  accepted  accounting  principles  as prevailing from time to time in the United Kingdom.

     'United States' shall mean the fifty states of the United States of America, the District of Columbia and U.S. military bases worldwide.

     'U.S.   GAAP'  shall  mean  generally  accepted  accounting  principles  as prevailing from time to time in the United States.

     'U.S. Partnership' shall mean Warner Wellcome Consumer Health Products, a Delaware general partnership formed by W-L and BW Consumer Products Inc., a Delaware corporation and indirect wholly-owned subsidiary of Wellcome, as the JV Entity in the United States.

     'Variable Profit Contribution' shall mean (i) Net Sales less (ii) the sum of Cost of Goods Sold, Freight, Promotional Allowances (as those terms are defined in Schedule 1) and broker or other sales commissions.

     'Wellcome Contributed Business' shall mean the business presently engaged in by Wellcome and its Affiliates in the relevant Territories of developing, marketing, distributing and selling the non-prescription consumer health care products currently marketed or under development by it and which, as to the Core Territory, are set forth in Schedule 1.01(a) (including JV Prescription Zovirax to the extent set forth therein) to the Supplemental Document Package and which will be identified in each JV Implementation Agreement to the extent appropriate for the relevant JV Entity, together with all Line Extensions thereof, but excluding export business to a Territory with respect to which there is no JV Implementation Agreement.

     'Wellcome Intellectual Property Agreement' shall mean any agreement under which Wellcome or any of its Affiliates makes available patents, trademarks, know-how and other intellectual property rights in substantially the forms identified as Exhibits B and C in the Supplemental Document Package, as the same may be amended or modified from time to time.

     'Wellcome Manufacturing and Supply Agreement' shall mean any Manufacturing and Supply Agreement to be entered into by Wellcome or any of its Affiliates and a JV Entity in substantially the form identified as Exhibit D in the Supplemental Document Package, as the same may be amended from time to time.

     'Wellcome Marketing, Services and Development Agreement' shall mean any Marketing, Services and Development Agreement to be entered into by Wellcome or any of its Affiliates and a JV Entity in substantially the form identified as Exhibit E in the Supplemental Document Package, as the same may be amended from time to time.

     'Wellcome Regulatory Documentation' shall mean all regulatory documents, clinical studies and tests, including without limitation, all new drug applications, abbreviated new drug applications, drug master files, correspondence with appropriate regulatory agencies (registrations and licenses, regulatory drug lists, advertising and promotion documents), adverse event files, complaint files and manufacturing records relating to products in the Wellcome Contributed Business and OTC Zovirax which are reasonably necessary or appropriate to the conduct of the business of the JV Entity.

     'Wellcome  Standstill  Agreement'  shall   mean  the  Wellcome   Standstill
Agreement dated as of the date hereof, as the same may be amended or modified from time to time.

     'W-L Contributed Business' shall mean the business presently engaged in by W-L and its Affiliates in the relevant Territories of developing, marketing, distributing and selling the non-prescription consumer health care products currently marketed or under development by it and which, as to the Core
Territory, are set forth in Schedule 1.01(b) to the Supplemental Document Package and which will be identified in each JV Implementation Agreement to the extent appropriate for the relevant JV Entity, together with all Line Extensions thereof, but excluding export business to a Territory with respect to which there is no JV Implementation Agreement.

     'W-L Intellectual Property Agreement' shall mean any agreement under which W-L or any of its Affiliates makes available patents, trademarks, know-how and other intellectual property rights relating to a JV Entity in substantially the form identified as Exhibits B and C in the Supplemental Document Package, as the same may be amended or modified from time to time.

     'W-L Manufacturing and Supply Agreement' shall mean any Manufacturing and Supply Agreement to be entered into by W-L or any of its Affiliates and a JV
Entity in substantially the form identified as Exhibit D in the Supplemental Document Package, as the same may be amended or modified from time to time.

     'W-L Marketing, Services and Development Agreement' shall mean any Marketing, Services and Development Agreement to be entered into by W-L or any of its Affiliates and a JV Entity in substantially the form identified as Exhibit E in the Supplemental Document Package, as the same may be amended or modified from time to time.

     'W-L   Regulatory  Documentation'  shall  mean  all  regulatory  documents, clinical studies and tests, including, without limitation, all new drug applications, abbreviated new drug applications, drug master files, correspondence with appropriate regulatory agencies (registrations and licenses, regulatory drug lists, advertising and promotion documents), adverse event files, complaint files and manufacturing records relating to products in the W-L Contributed Business which are reasonably necessary or appropriate to the conduct of the business of the JV Entity.

     'W-L Standstill Agreement' shall mean the W-L Standstill Agreement dated as of the date hereof, as the same may be amended or modified from time to time.

     'Zantac' shall mean a product containing Ranitidine; provided, however, that for the avoidance of doubt, this definition shall not encompass Ranitidine Bismuth Citrate.

     'Zovirax' shall mean a product containing 9-(2-hydroxyethoxymethyl) guanine and all pharmaceutically acceptable salts thereof.

     'Zovirax Intellectual Property' shall have the meaning provided in the Zovirax License Agreement.

     'Zovirax License Agreement' shall mean any license agreement to be entered into by Wellcome or any of its Affiliates and a JV Entity in substantially the form identified as Exhibit F in the Supplemental Document Package, as the same may be amended or modified from time to time.

     'Zovirax Patent Expiration' shall mean April 22, 1997, or such earlier date, if any, that the claim(s) relating to the compound itself contained in United States Patent Number 4,199,574 relating to Zovirax shall be declared invalid by a court of competent jurisdiction, which declaration shall be final and not the subject of further appeal.

     SECTION 1.02. Terms Generally. The definitions in Section 1.01 and elsewhere herein shall apply equally to both the singular and plural forms of the terms defined. The words 'include', 'includes' and 'including' shall be deemed to be followed by the phrase 'without limitation'. All references herein to Articles, Sections, paragraphs, clauses, Exhibits and Schedules shall be deemed references to Articles, Sections, paragraphs and clauses of this Agreement and Exhibits and Schedules included in the

Supplemental Document Package (except for Schedule 1 which shall be a Schedule to this Agreement) unless the context shall otherwise require.

                                   ARTICLE II
                                    CLOSINGS

     SECTION 2.01. Closings. Each closing of the transactions contemplated by this Agreement in respect of a Territory (each a 'Closing') shall take place at the offices of either Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York or McKenna & Co., Mitre House, 160 Aldersgate Street, London, England, or at such other place as the Parties may agree on dates to be agreed upon by the Parties, as promptly as practicable following agreement by the Parties on the form and content of a JV Implementation Agreement and all Operative Documents relating thereto for that Territory and the satisfaction or waiver of all of the conditions set forth in Article XI hereof in respect of such Territory, but in no event later than ten Business Days (as measured in the jurisdiction of the Closing) thereafter (the 'Closing Date').

     SECTION 2.02. Core Territory. (a) This Agreement, the Wellcome Standstill Agreement, the W-L Standstill Agreement, the Representations and Warranties Agreement relating to JV Business to be conducted in the United States, Canada and Australia, and the U.S. Partnership Agreement and the Operative Documents referred to therein (such Partnership Agreement and Operative Documents to be effective January 1, 1994) are being signed on the date hereof. In addition, a Closing in respect of Australia and Canada will be effected as soon as practicable following January 1, 1994.

     (b) Upon the Parties' agreement, if any, as to the form and content of the relevant JV Implementation Agreement and other Operative Documents, the receipt of any rulings required prior to the execution of such JV Implementation Agreement and the required transfer of any business, the relevant Operative Documents shall be executed and thereafter there shall be a Closing upon the satisfaction or waiver of the conditions to Wellcome's and W-L's obligations set forth in Article XI hereof for each of the other countries in the Core Territory, at which time the relevant JV Implementation Agreements shall be executed and delivered and the relevant Governing Boards of such JV Entities shall be established.

     (c) In the event that a Closing has not occurred in respect of each of the countries in the EC Territory and the Other European Territory prior to December 31, 1995, the Parties will explore alternative methods of conducting JV Business in those countries. In the event alternative methods cannot be agreed upon, the Parties shall consider whether the JV Entities previously established shall continue and the appropriateness of modifying existing arrangements. In the event the Parties agree to withdraw from the JV Entities previously established, the methodology by which that shall be accomplished will be negotiated in good faith by the Parties.

     (d) Notwithstanding any provision in this Agreement to the contrary (but without prejudice to Article IX), the Parties are not entering into any legally binding arrangements in relation to the establishment of the JV Entities in the EC Territory and Other European Territory. It is the intention of the Parties that any JV Implementation Agreement with regard to the aforementioned Territories will be entered into in accordance with the principles set forth in this Agreement where practicable.

     SECTION 2.03. Subsequent Closings. (a) JV Entities shall be established by the Parties in such countries in the Non-Core Territory as and when agreed by the Parties from time to time at such time as the relevant JV Implementation Agreements have been executed and delivered and the conditions set forth in
Article XI herein and any other conditions set forth in the relevant JV Implementation Agreements have been satisfied or waived.

     (b) The Parties shall investigate the formation of JV Entities in the countries in the Non-Core Territory during the period ending December 31, 1995. The Parties intend, without being legally bound, to maintain their businesses in those countries as they relate to the marketing of non-prescription consumer health care products reasonably intact through such date or such earlier time as the Parties may agree for the purpose of facilitating such investigation.

     SECTION 2.04. Deemed Closing Date of U.S. Partnership. For purposes of this Agreement, references to a Closing Date shall be deemed to refer to January 1, 1994, in the case of the U.S. Partnership.

                                  ARTICLE III
                       MANAGEMENT OF JV ENTITIES; FUNDING

     SECTION 3.01. Management of the JV Entities. Subject to the oversight responsibilities of the relevant Governing Board and the requirements of local law, the day-to-day operations of each JV Entity shall be managed by a General Manager.

     SECTION 3.02. Governing Boards; Membership; Powers. (a) The Governing Board of each JV Entity shall consist of seven members, four of whom shall be representatives of W-L and three of whom shall be representatives of Wellcome, and in the case of the Governing Board for the JV Entity operating in each of the United States and Canada and the holding company for the JV Entities operating in the EC Territory and the Other European Territory, the members shall be the same individuals, unless otherwise agreed by the Parties. Subject to local law, such representatives shall serve or designate others to serve on the relevant Governing Boards of JV Entities to be formed in all other Territories to be agreed upon by the Parties in accordance with this Agreement. Each Governing Board will be responsible for the strategic direction and oversight of the operations of the relevant JV Entity. Each Governing Board shall have a Chairman who shall be designated by W-L from among its representatives. Subject to local law, each Party may designate one or more alternate representatives by notice to the other Party to act in the absence of a representative. The participation and acts (including the execution of any document) by any alternate representative shall be deemed to be the act of the representative for whom the alternate representative is acting (and any alternate representative of the Chairman of the Governing Board shall have all the powers of the Chairman of the Governing Board in each case) without any evidence of the absence or unavailability of such representative (or the Chairman of the Governing Board). In the event of the removal, resignation or death of any representative of either Party, the vacancy thereby created shall be filled by the Party which designated the representative so removed, resigning or deceased.

     (b) Subject to local law, the Governing Boards shall act only upon the unanimous written consent of the representatives without a meeting or upon the majority vote of the representatives at a meeting thereof at which a quorum of the representatives is present; provided, however, that:

          (i) subject in the case of subparagraphs (A) and (B) to Section 5.04, the following issues shall, subject to local law, be decided only by the vote of at least 85% of all representatives:

             (A) material acquisitions (subject to each Party's rights under Article VI) or divestitures by any JV Entity, or a series of related divestitures which taken together would be material, it being understood that the divestiture of any single product brand in any country shall be deemed material;

             (B) material transactions, or a series of related transactions which taken together would be material, between any JV Entity and either Party or their Affiliates, other than a transaction described in subparagraph (A) of this Section 3.02(b)(i), any JV Implementation Agreement or any other Operative Document;

             (C) subject to Section 3.06(a), that component of any Strategic Plan or Annual Operating Plan or amendment thereto affecting the manufacture, development, sale or marketing of JV Prescription Zovirax, OTC Zovirax or any OTC Switch Product as to which Wellcome was the Originating Party;

             (D)  admission to  any JV  Entity of any  Person other  than W-L or
        Wellcome  or  any  of  their  wholly  owned  (directly  or   indirectly)
        Affiliates;

             (E) the issuance of any equity interest in a JV Entity to any Person (other than qualifying shares required by local law to be held by a member of the Governing Board of a JV Entity);

             (F) any act to dissolve any JV Entity or to terminate any JV Business other than pursuant to Article XIV hereof;

             (G) the dismissal or appointment of a Certified Public Accountant or auditor with respect to a JV Entity or a change in Fiscal Year for a JV Entity; and

             (H) any amendment to the memorandum or articles of association or similar constituent document of a JV Entity, or any material amendment to an Operative Document to which a JV Entity is a party.

     For purposes of subparagraphs (A) and (B) of this clause (i) only those acquisitions, divestitures or transactions (other than a divestiture (including out licenses) of a single product brand as set forth in subparagraph (A) of this
Section 3.02(b)(i)) involving a purchase price, or, in the case of a license transaction, payments other than those calculated on the basis of product sales (e.g., up-front fees and milestone payments), in excess of 5% of Net Sales of the relevant JV Entity for the preceding Fiscal Year shall be deemed material.

          (ii) Subject to local law and clause (i) above, each Governing Board by simple majority vote shall have the power to, among other things:

             (A) approve the nomination by W-L of the General Manager and the chief financial officer of each JV Entity for the purpose of conducting the day-to-day operations of such JV Entity;

             (B) subject to Section 3.02(b)(i)(C), approve the Annual Operating Plan and Strategic Plan or any amendment thereto of a JV Entity as proposed by JV Management;

             (C) consistent with Section 3.08, approve all proposals for financing of the operations of such JV Entity;

             (D) consistent with Section 4.02(b), approve the making of any distribution by a JV Entity to any of its partners, shareholders or parties in interest; and

             (E) consider and coordinate any cross-border issues, including sales of products between JV Entities, the utilization of alternative manufacturing sites (subject to the terms of any relevant W-L Manufacturing and Supply Agreement or Wellcome Manufacturing and Supply Agreement), reliance on another JV Entity's regulatory licenses and other sales, marketing and regulatory issues.

     (c) No JV Entity shall be charged for any expense based on the depreciation of a capital expenditure (within the meaning of U.S. GAAP or U.K. GAAP, as the case may be) relating to the JV Business which capital expenditure shall have been incurred with respect to a project or a series of related projects commenced by either Party after the date of this Agreement which expenditure exceeds $5 million unless such expenditure has been approved by the other Party. For the avoidance of doubt, any capital expenditures in respect of a project or a series of related projects commenced prior to the date hereof shall be deemed approved by the other Party.

     SECTION 3.03. Quorum; Notice; Meetings. The governing documents of each JV Entity shall require, subject to local law, the personal presence of not fewer than three representatives including at least one representative designated by Wellcome and two representatives designated by W-L to constitute a quorum for the transaction of business at any meeting of the Governing Board for such JV Entity. In addition, any representative may call a meeting of such Governing Board, and written notice specifying any matters to be considered at such meeting and accompanied by supporting documentation (which notice may be waived by any representative representing the other Party consenting thereto in writing), shall be given to all representatives at least ten Business Days prior to such meeting or such longer period as may be required by law. For all purposes, subject to local law, each representative shall have one vote. Meetings of each Governing Board shall be held not less often than once each Fiscal Quarter. Each Party shall use reasonable efforts to ensure the existence of a quorum at any duly convened meeting of a Governing Board and that no other steps are taken which might reasonably be expected to impede the proper management of any JV Entity.

     SECTION 3.04. Designation of New Representatives or Alternate Representatives. Any Party may at any time, by written notice to the other Party and to the relevant Governing Board of any JV Entity, remove (with or without cause) one or more of its representatives or alternate representatives on any such Governing Board and designate new representatives or alternate representatives. No representative or alternate representative may be removed except by the Party designating the same.

     SECTION 3.05. Other Positions of Representatives. Any Person may act in one or more of the capacities of representative or alternate representative, member of any committee or officer, director, manager or employee of any JV Entity or any Party, notwithstanding that such Person acts in any other such capacity.

     SECTION 3.06. Annual Operating Plans; Incentive Compensation Plans; Initial Plans; Plan Compliance. (a) The General Manager of each JV Entity shall cause to be submitted to the Governing Board of each JV Entity, (i) not later than December 1 in each year or such date as may be otherwise agreed by the Governing Board, for review and approval, an annual operating plan for the following Fiscal Year including, among other things, projections and budgets with respect to Cost of Goods Sold, sales, operating income, cash flows, capital expenditures, financing, developing and marketing activities for the relevant JV Business and integrating each product line therein (each an 'Annual Operating Plan') and (ii) not later than April 1 in each year, for a three-year period commencing with the following Fiscal Year, a strategic plan covering strategic business issues to be addressed for such period (each a 'Strategic Plan', with the Annual Operating Plan and the Strategic Plan being hereinafter collectively referred to as the 'Plans'). Notwithstanding the foregoing, the initial Annual Operating Plan and Strategic Plan, respectively, for a JV Entity shall be prepared and submitted to the Governing Board within three months and six months, respectively, following the Closing of the relevant JV Implementation Agreement. Notwithstanding Section 3.02(b)(i)(C) and subject to Section 10.01(b), in the event of a disagreement between W-L and Wellcome as to any aspect of the Plans for any period affecting the supply, development, sale or marketing of JV Prescription Zovirax in the Remainder of the World, OTC Zovirax or any OTC Switch Product as to which Wellcome was the Originating Party, only those provisions of such Plans as shall have been approved or proposed by the representatives of Wellcome on the Governing Board of the relevant JV Entity shall be implemented.

     (b) Notwithstanding anything in this Agreement to the contrary (including, without limitation, Sections 3.06(a) and 5.04), no Plan or component thereof shall be approved or implemented which unreasonably discriminates among the following product categories: (i) products resulting from the Glaxo Arrangement,
(ii) OTC Zovirax and JV Prescription Zovirax, (iii) OTC Switch Products and (iv) all other products included in the respective Contributed Businesses or acquired or developed by the relevant JV Entity subsequent to the date hereof.

     (c) With respect to each JV Entity, there shall be an incentive compensation plan for all management employees whose principal responsibilities relate to operations of such JV Entity. Such plan shall be based on the performance of the JV Entity and shall set forth, among other things, monetary incentives for such employees for the purpose of increasing the productivity and profitability of such JV Entity.

     (d) The provisions of the first such Strategic and Annual Operating Plans insofar as they relate to OTC Zovirax shall be prepared by the relevant JV Entity and insofar as they relate to JV Prescription Zovirax or an OTC Switch Product of which Wellcome is the Originating Party shall be prepared by or for Wellcome.

     (e) Where any obligation in this Agreement or any Operative Document is expressed to be of an Affiliate of W-L or Wellcome, then W-L or Wellcome, as the case may be, shall assure that such Affiliate complies with such obligation and, in the case of financial obligations, hereby guarantees to the other Party the performance thereof (or, in lieu of its guarantee, Wellcome may procure the guarantee of The Wellcome Foundation Limited). Each Party shall take all reasonable steps to ensure, insofar as it is able, that each JV Entity complies with all approved Plans and Operative Documents, including this Agreement.

     SECTION 3.07. No Remuneration. Unless the Parties otherwise agree, no Person shall be entitled to any fee, remuneration or compensation in connection with their service as a representative, alternate representative or as a member of any committee of the Governing Board.

     SECTION 3.08. Funding. (a) W-L and Wellcome hereby agree to make available such funds or other property as may be agreed upon to be necessary for the conduct of the JV Business by each JV Entity in accordance with the relevant JV Implementation Agreement and sound commercial principles.

     (b) No JV Entity shall incur or suffer to exist any Indebtedness except borrowings to finance net working capital needs as contemplated by the JV
Entity's Annual Operating Plan, or borrowings in accordance with Section 4.02(b). Such financing needs may be changed from time to time as agreed by the Parties. In the case of the U.S. Partnership, to the extent practicable, W-L shall make such Indebtedness available as loans bearing interest at W-L's commercial paper rate. In the case of the JV Entities in the EC Territory and the Other European Territory, W-L and Wellcome will make such Indebtedness available through appropriate bank facilities. In the case of all other countries, to the extent practicable, the Party making treasury services available shall make such Indebtedness available as loans bearing interest at the rate incurred by the Party in respect of short-term debt in the country in which the JV Entity operates. In the event either Party is able to make Indebtedness available at a lower rate than that offered by the other Party, it shall have the right to do so.

     (c) The incurrence of a Loss by a JV Entity for any period shall not require any capital or other contribution by a Party to such a JV Entity, unless required by local law or the relevant JV Implementation Agreement.

     SECTION 3.09. Governance; Percentage Interest of Wellcome in U.S. Partnership. If Wellcome's share of the Profits (including Wellcome's share of Glaxo Profits and Losses) of the U.S. Partnership equals or exceeds 50% of the total Profits (including all Glaxo Profits and Losses) of the U.S. Partnership over a period consisting of eight consecutive Fiscal Quarters, Wellcome may give written notice to W-L within 90 days after the end of such eighth Fiscal Quarter that it wishes to renegotiate the provisions for governance of the JV Entities as set forth herein. Following receipt of such notice, W-L and Wellcome shall negotiate in good faith for a period of up to 60 days an appropriate amendment to the provisions of this Article III to permit a greater role for Wellcome in the governance of the JV Entities. If the Parties are unable to agree within such 60-day period, Wellcome shall have (as its exclusive remedy) the right to exercise the remedies contained in Sections 14.04(a)(i) and (ii), as applicable (treating the U.S. Partnership and all JV Entities in the Remainder of the World as Affected JV Entities), using the time periods set forth therein and as if any period specified for the cure of dissatisfaction had expired.

     SECTION 3.10. Expenses of JV Entities; Adjustments. (a) In connection with products and services to be supplied pursuant to the various Operative Documents, each of the JV Entities shall be charged with the items of expense identified as items one through ten of Schedule 1 hereto (as those items are more fully explained in said Schedule and the relevant JV Implementation Agreements and the Operative Documents relating thereto).

     (b) Except as provided in Section 6.03(b), to the extent that a Party or any of its Affiliates provides products, services, or the use of property to a JV Entity or makes charges at a price that includes (i) in the case of products or services, a mark-up over the Fully Allocated Cost of such products or services, (ii) royalties (other than third-party royalties and the royalty payable to Wellcome pursuant to Section 4.04 hereof) or lease payments in respect of the use of property in excess of Fully Allocated Cost, or (iii) any other charge in excess of the Fully Allocated Cost thereof, the respective interests of the Parties in the Profits and Losses of such JV Entity shall be adjusted in such manner that, when combined with such mark-ups, royalties, lease payments, or other charges in excess of Fully Allocated Cost, the total amount received by and allocated to each Party in excess of Fully Allocated Cost (the 'Actual Allocation') shall conform to the allocation principles prescribed in
Section 4.02 (the 'Prescribed Allocation'). In the event the Parties have been unable to agree within 90 days after the end of any Fiscal Year upon the amount of adjustment to conform the Actual Allocation to the Prescribed Allocation, the Parties shall submit the matter for resolution to an accounting firm selected by the then Certified Public Accountants for each Party. The decision of that firm shall be binding upon, and non-appealable by, the Parties. Based on that decision (or in the event the Parties shall have agreed, their decision) the Parties shall negotiate to determine the appropriate method of adjustment and, failing agreement, within 30 days the Party that has received or has been allocated an amount greater than it should have received or should have been allocated (the 'Adjusting Party') shall pay to the appropriate JV Entity the excess of such Party's Actual Allocation over the amount it would have received under the Prescribed Allocation for distribution in accordance with Section 4.02 and this Section. The Parties agree, to the extent practicable, to minimize and balance such mark-ups, royalties, lease payments, and other charges to minimize variances in any Fiscal Year from the allocation principles set forth in Section 4.02 and this Section.

     SECTION 3.11. Deliberations. The deliberations of each Governing Board shall not extend to any business activity of the Parties other than as may be necessary to perform their responsibilities in connection with the JV Businesses.

     SECTION 3.12. Bank Accounts. To the greatest extent practicable, each JV Entity shall keep its funds separate from those of any other Person (other than another JV Entity) maintaining its own depositary, banking and similar accounts. Unless otherwise agreed by the Parties, to the extent that funds of any JV Entity are held by one of the Parties or an Affiliate as a result of collection or otherwise, such Party or Affiliate shall pay over the funds to the JV Entity within 5 Business Days of receipt and shall pay to such JV Entity interest on such funds beginning the date following receipt by such Party or Affiliate. The rate paid will be an appropriate and equitable publicly available rate for short term investments in the relevant currency in the respective country which is agreed to by the JV Entity and the Parties. In the United States, the rate to be used will be the Goldman Sachs 30 Day Commercial Paper Index in effect on the days the funds are held.

                                   ARTICLE IV
                            OPERATIONS; JV ENTITIES

     SECTION 4.01. General. The JV Business shall be conducted by JV Entities to be established from time to time by the Parties in accordance with this Agreement and the relevant JV Implementation Agreements and Operative Documents.

     SECTION 4.02. Form and Structure of JV Entities. The Parties hereto agree that:

          (a) The JV Entity which will conduct the JV Business in the United States will be the U.S. Partnership, in the EC Territory and in the Other European Territory it is intended that the JV Entities will be held principally through a U.K. holding company and it is intended that such JV Entities and holding company will where possible under local law be capable on the relevant Closing Date of being classified as partnerships for United States Federal income tax purposes, in Canada will be a partnership and in Australia will be a corporation, and the nature of the entity constituting each JV Entity in the Non-Core Territory shall be determined by the Parties taking into consideration relevant tax, accounting and legal issues and shall be in accordance with Section 15.04 and the Operative Documents.

          (b) Subject to applicable requirements of law, tax considerations and the provisions of the Operating Plan, unless otherwise agreed, the U.S. Partnership will distribute an amount equal to Profits quarterly, and in other countries in the Remainder of the World, the relevant JV Entity will distribute or otherwise make available an amount equal to Profits annually, all in accordance with the order of priority and allocation of profits and losses set forth in paragraph (c). Additional cash on hand may be distributed or otherwise made available as agreed upon by the Parties. In the event that there is insufficient cash to fully distribute an amount equal to Profits, such cash may be borrowed if agreed by the Parties or the Parties may agree upon an alternative arrangement.

          (c) Profits and Losses of each JV Entity shall be allocated between the Parties in accordance with the provisions in the relevant JV Implementation Agreement. The principles (except as may be modified by the applicable JV Implementation Agreement) governing such allocation, shall be as follows:

             (i) Except to the extent adjusted pursuant to Article V, Glaxo Profits and Losses shall be allocated as follows:

                (A) In the United States, 100% to W-L unless and until, pursuant to Article V, they shall be allocated 90% to W-L and 10% to Wellcome; and

                (B)  In  the Remainder  of  the World,  90%  to W-L  and  10% to
           Wellcome.

             (ii) Special Profits and Losses attributable to OTC Zovirax in the United States shall be allocated as follows:

                (A) In the event an NDA Approval for OTC Zovirax is received prior to Zovirax Patent Expiration with at least one year of Exclusivity from the Launch Date (which Launch Date must occur prior to such Patent Expiration), in any Fiscal Year:

                    (1) Special Profits shall be  allocated (x) 75% to  Wellcome and 25% to W-L to the extent that such Special Profits do not exceed 20% of the Net Sales of OTC Zovirax in the United States; and (y) 66-2/3% to Wellcome and 33-1/3% to W-L to the extent that such Special Profits exceed 20% of the Net Sales of OTC Zovirax in the United States; and

                    (2) Special Losses  shall be allocated  75% to Wellcome  and
               25% to W-L.

                (B) In the event (1) an NDA Approval for OTC Zovirax is not received prior to Zovirax Patent Expiration with at least one year of Exclusivity from the Launch Date (which Launch Date must occur prior to such Patent Expiration), or (2) the Parties agree that there are not reasonable prospects for the prospective Launch Date of OTC Zovirax occurring prior to Zovirax Patent Expiration with at least one year of Exclusivity, as the case may be, either Party may give to the other Party written notice within 90 days after the occurrence of either of such events that it wishes to commence negotiations of the allocation set forth in subparagraph (c)(ii)(A) of this Section to provide for an increased allocation of Special Profits or a decreased allocation of Special Losses to W-L. The determination of an increased allocation of Special Profits or a decreased allocation of Special Losses to W-L shall be negotiated with reference to the extent to which the value of OTC Zovirax has been impaired by the failure (x) to have obtained such approval prior to Zovirax Patent Expiration or (y) to have enjoyed at least one year of Exclusivity from the Launch Date, as the case may be. In the event that OTC Zovirax is not expected to be approved in the United States in the foreseeable future following receipt of the aforesaid notice, the Parties shall renegotiate an increased allocation of Base Business Profits or a decreased allocation of Base Business Losses with reference to the extent to which the projected value of OTC Zovirax will be impaired by the failure to be so approved.

                (C) In the event the Cost of Goods Sold (excluding intercompany markups) of the U.S. Partnership for OTC Zovirax exceeds 25% of Net Sales in the United States of OTC Zovirax for any Fiscal Year, the Parties shall negotiate in good faith a different allocation from that set forth in subparagraph (c)(ii)(A) for that Fiscal Year in order to provide an increased allocation of Special Profits or a decreased allocation of Special Losses to W-L for that Fiscal Year.

             (iii) Special Profits and Losses attributable to the OTC Switch Products of a JV Entity shall be allocated as follows:

                (A) Special Profits shall be allocated (x) 75% to the Originating Party and 25% to the Non-Originating Party to the extent that such Special Profits do not exceed 20% of the Net Sales of the OTC Switch Product; and (y) 66-2/3% to the Originating Party and 33-1/3% to the Non-Originating Party to the extent such Special Profits exceed 20% of the Net Sales of the OTC Switch Product; and

                (B) Special Losses shall be allocated 75% to the Originating Party and 25% to the Non-Originating Party.

                (C) Any form of Zovirax to the extent that it is changed from prescription to non-prescription status (other than a three-gram-or-less cream formulation in the countries of the Core Territory (other than the United States)) will be treated, if Wellcome determines that such product is to be marketed as a consumer health care product, as an OTC Switch Candidate in the Remainder of the World and Special Profits and Losses therefrom shall be allocated in accordance with subparagraphs (A) and (B) above, respectively, except that a cream formulation larger than three grams having an indication for use with cold sores in the Remainder of the World shall be contributed by Wellcome to the relevant JV Entity upon change from prescription to non-prescription status and the Special Profits and Losses attributable thereto shall be allocated 50% to W-L and 50% to Wellcome, subject to the royalty obligations set forth in Section
           4.04 hereof.

                (D) In the event the Cost of Goods Sold (excluding intercompany markups) of a JV Entity for an OTC Switch Product exceeds 25% of Net Sales of the OTC Switch Product for any Fiscal Year, the Parties shall negotiate in good faith a different allocation from that set forth in subparagraph (A) or (B) above for that Fiscal Year in order to provide an increased allocation of Special Profits or a decreased allocation of Special Losses to the Non-Originating Party for that Fiscal Year.

             (iv) Base Business Profits and Losses of the JV Entities shall be allocated to the Parties as follows:

                (A) In the case of the U.S. Partnership, Base Business Profits and Losses shall be allocated 67% to W-L and 33% to Wellcome during the two-year period ending on the day prior to the second anniversary of the Closing Date for the U.S. JV Implementation Agreement. Thereafter, Base Business Profits and Losses shall be allocated 70% to W-L and 30% to Wellcome.

                (B) In the case of the JV Entities in the other countries in the Core Territory, Base Business Profits and Losses shall be allocated 50% to W-L and 50% to Wellcome. W-L shall have, directly or indirectly, 51% of the voting power and Wellcome shall have, directly or indirectly, 49% of the voting power of each such JV Entity.

                (C) Subject to Section 4.03, in the case of JV Entities in the Remainder of the World, excluding those in the Core Territory, Base Business Profits and Losses shall be allocated 50% to W-L and 50% to Wellcome. W-L shall have 51% of the voting power and Wellcome shall have 49% of the voting power of each such JV Entity.

             (v) The Export Profit and Loss realized by a JV Entity shall be allocated between the Parties in accordance with the allocation ratio applicable to the profit and loss on such product in the Territory or Territories in which the ultimate sale to a third party takes place.

             (vi) The income, gain, deduction or loss of each JV Entity from a sale, exchange or other disposition of Wellcome Contributed Business, or any portion thereof, or W-L Contributed Business, or any portion thereof, shall be allocated 30% to Wellcome and 70% to W-L to the extent that such sale, exchange or other disposition is of such businesses in the United States, 50% to Wellcome and 50% to W-L to the extent that such sale, exchange or other disposition is of such business in any other country in the Core Territory and shall be allocated in proportion to the allocation of Base Business Profits and Losses to the extent that such sale, exchange or other disposition is of such businesses in the Remainder of the World (other than the Core Territory). The income, gain, deduction or loss of each JV Entity from a sale, exchange or other disposition of OTC Switch Products shall be allocated 75% to the Originating Party and 25% to the Non-Originating Party. The income, gain, deduction or loss of the U.S. Partnership from a sale, exchange or other disposition of OTC Zovirax in the United States shall be allocated 75% to Wellcome and 25% to W-L. To the extent that any interest in the Glaxo Arrangement is held by a JV Entity, the income, gain, deduction or loss of such JV Entity from a sale, exchange or other disposition of such interest in the Glaxo Arrangement, or any portion thereof, shall be allocated 90% to W-L and 10% to Wellcome (unless such profit allocation shall have previously been adjusted pursuant to Article V), other than any product which utilizes the Zantac trademark but does not contain Ranitidine which shall be allocated in accordance with the allocation of Base Business Profits and Losses set forth in Section 4.02(c)(iv) of this Agreement.

     SECTION 4.03. Equitable Adjustment. (a) To the extent Closings in the countries in the Core Territory (other than the United States) do not occur simultaneously resulting in an inequitable division of Profits and Losses, the Parties agree to negotiate in good faith an appropriate adjustment to account for such difference in timing of such Closings.

     (b) In the event that the profits projected by either Party to be generated from the Wellcome Contributed Business and the W-L Contributed Business for any JV Entity in the Remainder of the World, excluding the EC Territory, the Other European Territory, Australia and Canada, are such that an approximately 50-50 profit split with respect to such JV Entity would be inequitable, then upon the proposed formation of the relevant JV Entity, the Parties shall attempt to negotiate an appropriate division of Base Business Profits and Losses and the relevant JV Entity shall not be formed unless and until such division of Base Business Profits and Losses is agreed upon by the Parties. In determining such an appropriate division pursuant to this Section 4.03, the Parties shall take into account such considerations as may be deemed to be relevant, including, without limitation, any Net Sales of OTC Zovirax and JV Prescription Zovirax on which no royalties were payable pursuant to Section 4.04.

     SECTION 4.04. Zovirax Arrangements. (a) To the extent that Direct Profit Contribution of OTC Zovirax and JV Prescription Zovirax in the EC Territory and Other European Territory, collectively, calculated solely for purposes of this clause, for each of the two twelve-month periods following the Closing Date for the JV Implementation Agreement for the EC Territory and Other European Territory,

          (i) is 110% or more than the relevant twelve-month period's Benchmark Direct Profit Contribution Target, 50% of the difference between (x) the actual amount of such Direct Profit Contribution and (y) 110% of the Benchmark Direct Profit Contribution Target, shall be paid by the appropriate JV Entity to Wellcome; or

          (ii) is 90% or less than the relevant twelve-month period's Benchmark Direct Profit Contribution Target, 50% of the difference between (x) 90% of the Benchmark Direct Profit Contribution Target and (y) the actual amount of such Direct Profit Contribution, shall be paid by Wellcome to the appropriate JV Entity.

     The Benchmark Direct Profit Contribution Target for any Fiscal Year shall be adjusted to pro rate the dollar amount thereof over the applicable twelve-month period.

     (b) Commencing with each full Fiscal Year following the second twelve-month period referred to in paragraph (a), or any stub period following the end of such twelve-month period until the commencement of the first Fiscal Year, to the extent that the aggregate Net Sales of OTC Zovirax (including cream formulations as to which Profits and Losses are allocated 50% to W-L and 50% to Wellcome pursuant to Section 4.02(c)(iii)(C)) and JV Prescription Zovirax by all JV Entities collectively in the Remainder of the World exceed U.S. $125 million in any Fiscal Year (pro rated in the case of any stub period), as calculated pursuant to the Procedure for Converting Net Sales, Wellcome shall be entitled to a royalty of 15% on Net Sales of OTC Zovirax and JV Prescription Zovirax in the Remainder of the World for any such Net Sales in excess of U.S. $125 million. The obligation to pay any such royalty shall be apportioned among the various JV Entities in such reasonable manner as the Parties may agree. The aforesaid $125 million sales base shall be changed in each Fiscal Year following the Fiscal Year in which OTC Zovirax and JV Prescription Zovirax sales in the Remainder of the World exceed such amount by a percentage which shall equal the percentage change in the Nominal Price Index (1985=100), Expenditure on Medical Goods -- Total Pharmaceutical Value in Current Prices (NCV) (or any replacement index) published by the Organization for Economic Cooperation and Development or any successor organization after adjusting such index to exclude (to the extent practicable) the component attributable to the United States and any country in which no JV Entity operates.

     (c) In the event of termination in Canada pursuant to Section 14.02(b)(i), the U.S. $125 million threshold set forth in Section 4.04(a) shall be reduced by application of the following formula: (i) the Net Sales of OTC Zovirax and JV Prescription Zovirax in Canada during the immediately preceding Fiscal Year, shall be divided by (ii) the total Net Sales of OTC Zovirax and JV Prescription Zovirax in the Remainder of the World during the immediately preceding Fiscal Year with the result being multiplied by (iii) U.S. $125 million, provided, however, that no such reduction shall exceed $25 million.

     SECTION 4.05. Management of JV Entities. W-L will nominate, and the relevant Governing Board may appoint pursuant to Section 3.02(b) hereof, a General Manager and a chief financial officer of each JV Entity. The General Manager shall have day-to-day operational responsibility for the JV Entity to which his appointment relates.

     SECTION 4.06. Operations to be Conducted in Accordance with Annual Operating Plan and Direction of the Relevant Governing Board. The day-to-day operations of each JV Entity shall be conducted by the relevant General Manager in accordance with the Annual Operating Plan of such JV Entity and otherwise as directed by the relevant Governing Board. For the avoidance of doubt, the Parties agree that none of the actions referred to in Section 3.02(b) shall be taken by any JV Entity without the approval of the relevant Governing Board in accordance with that Section.

     SECTION 4.07. Asset Contributions. In order to permit JV Business to be conducted by the JV Entities, the Parties have agreed or will agree in the relevant JV Implementation Agreements as to the manner in which certain assets to be employed in the JV Business will be made available to the relevant JV Entities. For such purposes in respect of a country in the Non-Core Territory or to the extent not previously agreed upon in respect of a country in the Core Territory, the Parties agree that such assets shall be made available on the following basis:

          (a) only those tangible assets agreed by W-L and Wellcome to be necessary to conduct such JV Business shall be made available;

          (b) intellectual property rights shall be made available pursuant to the Wellcome Intellectual Property Agreement and the W-L Intellectual Property Agreement;

          (c) to the extent commercially practicable, registrations, licenses and similar rights from governmental authorities relating to a product included in the Wellcome Contributed Business or the W-L Contributed Business, as the case may be, shall be assigned to a JV Entity or will otherwise be made available to such entity to permit it to conduct the JV Business in the relevant Territory subject to the payment of the costs of such transfer by the relevant JV Entity, provided, however, that where either Party or its Affiliates makes available any such registration, license or other similar right, it shall use reasonable efforts to maintain the same in full force and effect subject to compliance in full therewith by the relevant JV Entity and the payment by the relevant JV Entity of all costs relating thereto and the provision of such data and other information as may be necessary or required by any authority in order to maintain such status;

          (d) all contracts to the extent a part of or related to the Wellcome or W-L Contributed Businesses shall be assigned or the benefits thereof otherwise made available in accordance with Section 10.08 unless identified in an Operative Document as not being assigned or made available; and

          (e) no inventory or receivables shall be transferred to a JV Entity except to the extent required to minimize tax on the transferring party in connection with the organization of the JV Entity or to satisfy other legal requirements, and in any such case the Parties shall agree upon an equitable method by which the JV Entity's acquisition thereof shall be funded, if necessary.

     SECTION 4.08. Management Standards. Subject to the supervision of the relevant Governing Board, W-L will use its reasonable best efforts to assure that the administration and management of each JV Entity is carried out in a competent, professional and timely manner with reasonable skill and care. With respect to any Operative Document between a JV Entity and W-L or one of its Affiliates, any decision made or consent given by or on behalf of the JV Entity shall be made or given on an arm's-length basis.

                                   ARTICLE V

              GLAXO ARRANGEMENT AND WELLCOME PROFIT PARTICIPATION

     SECTION 5.01. Treatment of Glaxo Arrangement. W-L has entered into the Glaxo Arrangement and Wellcome shall determine within 45 days from the date hereof whether it objects to participation in the Glaxo Arrangement. In the absence of a written objection, Wellcome shall acquire the rights and obligations to participate in the development, marketing and sale of products pursuant to the Glaxo

Arrangement, including, without limitation, the payment obligations set forth in
Section 5.02 and shall participate in Glaxo Profits and Losses in accordance with Section 5.03. In the event such written objection is given, Wellcome shall have no right to participate in the Glaxo Arrangement. Absent such objection in respect of the United States, the Glaxo Arrangement will be assigned to the U.S. Partnership and in all other Territories the Parties' participation in the Glaxo Arrangement will be in a form and manner to be agreed upon by the Parties.

     SECTION 5.02. Payments. (a) Upon the transfer of the OTC Zantac rights in the United States pursuant to Section 5.01(a), Wellcome shall fund an amount equal to 30% of W-L's share of all Glaxo Development Costs incurred prior to NDA Approval of OTC Zantac for the development of OTC Zantac in the United States. Wellcome shall also be responsible for 30% of and W-L shall be responsible for 70% of the milestone payments of U.S. $2.666 million and U.S. $2.666 million paid pursuant to the Glaxo Arrangement by the U.S. Partnership or W-L, as the case may be, in connection with the development of OTC Zantac in the United States pursuant to the Glaxo Arrangement. Any amounts payable by Wellcome pursuant to this Section 5.02 shall be increased to reflect the financing costs of any payments previously made by W-L pursuant to the Glaxo Arrangement at an assumed annual interest rate on such payments from the date of payment by W-L through the date of payment by Wellcome pursuant to this Section equal to the prime rate charged from time to time by Citibank, N.A. In the event Wellcome shall so elect pursuant to Section 5.02(b), amounts payable by Wellcome pursuant to this Section 5.02(a) shall not exceed U.S. $6.5 million.

     (b) At such time as Wellcome payments pursuant to Section 5.02(a) equal U.S. $6.5 million, Wellcome shall have the right, exercisable by delivery of written notice to W-L within 60 days of its last payment and following receipt from W-L of such information as shall be necessary to reach an informed decision, to renegotiate Wellcome's liability for Glaxo Development Costs and Wellcome's participation in Glaxo Profits and Losses attributable to OTC Zantac in the United States. Absent the delivery of written notice of such election, Wellcome shall continue to be responsible for 30% of W-L's share of all Glaxo Development Costs incurred for the development of OTC Zantac in the United States (including line extensions, other dosage forms and other indications) and shall be entitled to the allocation of Glaxo Profits and Losses set forth in the first sentence of Section 5.03(b) hereof.

     SECTION   5.03.  Wellcome   Profit  Participation   and  Development  Costs
Obligations. The participation by Wellcome in the Glaxo Arrangement will be upon the following terms:

          (a) With respect to OTC Zantac in the United States, all income tax deductions and credits attributable to the costs of development shall be allocated to W-L and Wellcome in proportion to their respective funding of such costs as provided in the U.S. Partnership Agreement.

          (b) With respect to OTC Zantac in the United States in the event of NDA Approval of OTC Zovirax and NDA Approval of OTC Zantac, Glaxo Profits and Losses shall thereafter be allocated 90% to W-L and 10% to Wellcome; provided, however, in the event Wellcome shall renegotiate, or failing to have reached an agreement within 60 days of the commencement of such renegotiation, elect, pursuant to Section 5.02(b) to cap its Glaxo Development Cost obligations, the aforesaid 10% Glaxo Profit and Loss allocation shall be reduced by the negotiated percentage or, failing agreement, the result (the 'Profit Percentage') of multiplying such allocation by a fraction equal to the ratio which U.S. $6.5 million bears to the total Glaxo Development Costs incurred and paid by W-L, Wellcome and the JV Entity up to the date of NDA Approval of OTC Zantac, if any. Wellcome's obligation to fund Glaxo Development Costs incurred after the date of NDA Approval of OTC Zantac shall also be reduced by the same proportion.

          (c) With respect to all products which utilize Ranitidine sold by a JV Entity pursuant to the Glaxo Arrangement in the Remainder of the World, Wellcome shall fund an amount equal to 30% of W-L's share of all Glaxo Development Costs, and Glaxo Profits and Losses attributable thereto shall be allocated 90% to W-L and 10% to Wellcome.

          (d) With respect to all products which do not contain Ranitidine sold by a JV Entity pursuant to the Glaxo Arrangement, Wellcome shall fund an amount equal to 10% of W-L's share of all Glaxo Development Costs attributable thereto and shall be entitled to the allocation of Glaxo Profits and Losses set forth in Section 5.03(c) hereof unless the Zantac trademark is utilized in connection with the sale of any product which does not contain Ranitidine, in which case the Glaxo Profits and Losses attributable thereto shall be allocated in accordance with the allocation of Base Business Profits and Losses set forth in Section 4.02(c)(iv) of this Agreement and Glaxo Development Costs shall be shared on the same basis.

          (e) Except as provided in paragraph (f) below, in the event of NDA Disapproval of OTC Zantac, Wellcome shall not be entitled to reimbursement of any amounts paid to W-L or contributed to a JV Entity as Glaxo Development Costs and milestone payments pursuant to Section 5.02 hereof but shall retain its interest in the Glaxo Arrangement, including its interest in Glaxo Profits and Losses attributable to OTC Zantac in the United States which shall be allocated in the manner set forth in paragraph
     (b) above.

          (f) With respect to OTC Zantac and any other product resulting from the Glaxo Arrangement in the United States, in the event of NDA Disapproval of OTC Zovirax, Wellcome shall relinquish any further interest in the Glaxo Arrangement, and, except as hereafter provided, Wellcome shall be entitled to reimbursement by W-L of all amounts paid by it pursuant to Section 5.02 hereof, such amounts to be increased to reflect the financing costs of any such payments from the date of original payment by Wellcome at an assumed annual interest rate on such payments equal to the prime rate charged from time to time by Citibank, N.A., provided, however, that if NDA Disapproval of OTC Zovirax shall occur after NDA Disapproval of OTC Zantac, Wellcome shall not be entitled to reimbursement by W-L of any amounts paid by it pursuant to Section 5.02 hereof.

          (g) For purposes of this Section 5.03, NDA Disapproval of either OTC Zovirax or OTC Zantac shall mean the absence of any reasonable prospects for the issuance of NDA Approval prior to January 1, 1999, or such other date as may be mutually agreed upon by the Parties. In the event W-L commences termination proceedings pursuant to Section 14.02, Wellcome shall have no further right to participate in OTC Zantac in the United States.

     SECTION 5.04. Control of Glaxo Arrangement Products. Notwithstanding any provision in this Agreement to the contrary, it is expressly understood that all decisions or determinations by any JV Entity relating to the development, marketing and sale by a JV Entity of a product resulting from the Glaxo Arrangement including, without limitation, OTC Zantac, shall be made by the Governing Board of the JV Entity with the representatives of W-L having the determinative vote.

                                   ARTICLE VI

                                  NEW PRODUCTS

     SECTION 6.01. Products Developed by the Parties. Within six months of the Closing Date for each JV Entity, the General Manager of such JV Entity shall present, for the review and approval of the relevant Governing Board the budget for development and the key development projects to be undertaken by such JV Entity. The expenses for such development shall be borne by each JV Entity unless discontinued by decision of its Governing Board and the Base Business Profits and Losses of such products shall be allocated in accordance with
Section 4.02(c)(iv).

     SECTION 6.02. OTC Switch Candidates. (a) The Parties may each develop other prescription drug products as OTC Switch Candidates at each Party's sole discretion and cost. Prior to the date, or not later than ten days after the date that the Originating Party files for Regulatory Approval for an OTC Switch Candidate or within ten days following notification after the date of this Agreement that a prescription drug product may be offered without the necessity of a prescription, the Originating Party shall offer to the appropriate JV Entity, by written notice, such OTC Switch Candidate for inclusion in the JV Business of such JV Entity. The Non-Originating Party shall, within six months after receipt of such notice or promptly following notice given to it by the Originating Party of Regulatory Approval, whichever is earlier, decide whether or not to accept such OTC Switch Candidate as JV Business on behalf of the appropriate JV Entity. If the Non-Originating Party accepts the product as JV Business on behalf of the JV Entity, the Originating Party shall supply such product at its Fully Allocated Cost plus a reasonable mark-up agreed upon by the Parties and such product shall be added to the relevant Manufacturing and Supply Agreement and Intellectual Property Agreement (subject to pre-existing rights of, and contractual arrangements with third parties), as the case may be, and to such other

Operative Documents as may be required and the Originating Party shall deliver a certificate to the Non-Originating Party confirming such matters as the Non-Originating Party may reasonably request with respect to the OTC Switch Candidate. The Special Profit and Loss with respect to such OTC Switch Candidate shall be allocated between the Parties in the manner set forth in Section 4.02(c)(iii) and as provided for in the relevant JV Implementation Agreement. If the Non-Originating Party does not accept such product or does not give notice within the applicable time period referred to above and such product does not become part of JV Business, the Originating Party may, for its own account, license such product to a third party for distribution or sell its rights to such product to a third party. If the Originating Party, after reasonable efforts to license or sell such product on reasonable commercial terms, is unable to do so, such Party may market such product pursuant to the procedures set forth in Section 6.03(b)(i). W-L and Wellcome shall discuss OTC Switch Candidates with each other on a periodic basis throughout the term of the JV Entities, such discussions to be limited solely to the potential of such OTC Switch Candidates to become OTC Switch Products.

     (b) Notwithstanding the foregoing paragraph 6.02(a), an Originating Party may propose to a Governing Board that an OTC Switch Candidate be developed by a JV Entity. In the event the representatives of the Non-Originating Party on the relevant Governing Board shall approve such development, the appropriate JV Entity shall thereafter be responsible for funding the development of the OTC Switch Candidate upon such terms (including funding) as shall be mutually agreeable to the Parties.

     (c) Except as provided in Sections 6.03 and 6.04, neither Party shall license or dispose of the rights to market over-the-counter a prescription product except in connection with the bona fide disposition or licensing of all rights to the prescription product without the prior written consent, which consent shall not be unreasonably withheld or delayed, of the other Party.

     (d) In the event any prescription product which is owned by a Party or as to which it holds the distribution rights is the subject of regulatory action which permits the product to be sold without the necessity of a prescription, or if sold without the necessity of a prescription but enjoying cost reimbursement advantages loses such reimbursement advantages, the Parties shall negotiate in good faith the treatment of such product as an OTC Switch Candidate to be subject to the provisions of Section 6.02(a).

     SECTION 6.03. Acquisition by a Party. (a) After either Party acquires, or, at the discretion of the Originating Party, before such Party acquires, directly or indirectly, any business which includes non-prescription drugs or other consumer health care products, such Party shall as promptly as possible inform the other Party and the relevant Governing Board by written notice of such acquisition or proposed acquisition, and the appropriate JV Entity shall have the exclusive right to acquire such non-prescription drugs or other consumer health care products included in such business by indicating its desire to acquire such products within 30 days after receipt of such notice. In the event that the JV Entity delivers written notice to the Originating Party that the JV Entity wishes to acquire any such products, the JV Entity shall negotiate with the Originating Party to acquire such products on an arm's-length basis but in any event on terms no less favorable than the terms on which they were acquired (to the extent determinable).

     (b) If the JV Entity declines to acquire such products or is unable to reach agreement within 30 days after the date on which such notice was given, the Originating Party may acquire (if it has not already acquired) the products and shall (i) offer to supply the JV Entity with such products at Fully
Allocated Cost plus an appropriate mark-up agreed upon by the Parties and request that the JV Entity market such products on a basis which assures the JV Entity receipt of its Fully Allocated Cost in connection with the marketing of such products, plus an appropriate mark-up determined by reference to similar products sold or supplied in the same market or markets, or (ii) sell or license such products to a third party; provided, however, that if the Originating Party offers to sell or license such products as set forth in clause (ii) to any third party, the Originating Party shall offer such terms to the JV Entity in writing prior to entering into any agreement with such third party on terms more favorable than last offered to the JV Entity. The JV Entity shall then have 30 days to accept or reject such offer. If accepted, the Parties shall proceed to execute a marketing agreement, a purchase and sale agreement or a license agreement, as the case may be, and if rejected or if no response is given within the 30-day period, the Originating Party may enter into an agreement with the third party on such terms. If the Originating Party is unable to agree with the JV Entity on marketing terms pursuant to clause (i) above or to agree with a third party on sales or license terms pursuant to clause (ii) above, the Originating Party may market such products itself.

     For the purposes of this Section 6.03, any actions to be taken by the JV Entity shall be taken by the Non-Originating Party on behalf of such JV Entity.

     SECTION 6.04. Acquisition by a JV Entity. If a JV Entity is considering the acquisition of, directly or indirectly, any business which includes non-prescription drugs or other consumer health care products, and if the relevant Governing Board approves such acquisition for such JV Entity, such business and products shall become part of the JV Business. If the Governing Board determines that the JV Entity will not purchase such products and a Party thereafter acquires such products, the provisions of Section 6.03(b) shall apply.

     SECTION 6.05. Continuing Development. If a product becomes part of the JV Business pursuant to Section 6.02, 6.03 or 6.04, (i) any continuing development of such product including, without limitation, any post-marketing surveillance, shall be funded by the JV Entity and (ii) each of the Parties shall make available to the JV Entity such licenses related to and required for the marketing and sale of such product in the relevant Territory as such Party may hold.

     SECTION 6.06. Use of Information. For purposes of evaluating an OTC Switch Candidate or developing and marketing an OTC Switch Product, OTC Zovirax or JV Prescription Zovirax, the Originating Party (or Wellcome in the case of OTC Zovirax and JV Prescription Zovirax) shall (as required elsewhere in this Agreement or as reasonably required to make an informed decision in respect of an OTC Switch Candidate) provide information relating to the formulation, manufacture, use, safety, marketing or otherwise concerning such product to a JV Entity or to the Non-Originating Party (or W-L in the case of OTC Zovirax and JV Prescription Zovirax). Such information shall be so provided solely for the purposes and business of the JV Entities as contemplated hereby (i.e., the non-prescription consumer health care business and, in the case of JV Prescription Zovirax, prescription pharmaceutical business outside the United States to the extent specifically contemplated hereby) and for no other use and shall be held confidential in accordance with Section 15.11 of this Agreement (but without regard to the term of such Section 15.11).

                                  ARTICLE VII

                        MANUFACTURING; SUPPLY; SERVICES

     SECTION 7.01. Manufacturing and Supply. (a) The Parties agree that (i) all products will be manufactured by the Originating Party or its designee (each the 'Manufacturer'), and (ii) upon shipment, the Manufacturer shall invoice the JV Entity for its Fully Allocated Cost of the products sold plus a mark-up, all as more specifically set forth in the relevant Wellcome Manufacturing and Supply Agreement or the W-L Manufacturing and Supply Agreement, as the case may be. The Fully Allocated Cost of any product manufactured by any Person unrelated to a Party shall be the invoiced cost of such product.

     (b) Any other materials required for the wholesale or retail distribution of products included in JV Business shall, subject to any provisions of this Agreement or the other Operative Documents to the contrary, be purchased by the appropriate JV Entity from such sources and upon such terms as the JV Management shall determine.

     (c) To the extent there is a material adverse impact on a JV Entity or either Party due to a material change in manufacturing production volumes as a result of a marketing decision, regulatory action or other event, the Parties agree to negotiate in good faith whether and to the extent an adjustment to the Fully Allocated Cost of products sold to mitigate such material adverse impact is appropriate.

     (d) The Parties agree to negotiate in good faith a method for reimbursing the Parties for an amount in excess of normal depreciation charges on capital expenditures related to JV Business incurred on projects initiated after the date of this Agreement.

     SECTION 7.02. Services. The Parties agree that (i) all services shall be provided by W-L, Wellcome or a third party as designated by the Governing Board of the JV Entity (each the 'Provider'), and (ii) monthly the Provider shall invoice the JV Entity for the Fully Allocated Cost of such services provided pursuant to the relevant Marketing, Services and Development Agreement plus a mark-up based on such costs, all as more specifically set forth in the relevant Wellcome Marketing, Services and Development Agreement or the W-L Marketing, Services and Development Agreement, as the case may be. The Fully Allocated Cost of any services provided by any Person unrelated to a Party shall be the invoiced cost of such service.

     SECTION 7.03. Operating Issues. Each Manufacturer will enter into a Manufacturing and Supply Agreement substantially in the form identified as Exhibit D in the Supplemental Document Package, completed, among other things, by the addition of schedules specifying certain terms including the following:
(i) credit terms, (ii) currency, (iii) forecasting, (iv) carriage insurance, (v) mode of transport, (vi) place and time of deemed delivery and (vii) interest payable on overdue invoices, such terms to be based, to the extent deemed appropriate by the Parties, on existing operating practices of the Manufacturer or its Affiliate subject to subsequent agreement of the Parties and reflecting the requirements of applicable local law. It is the intention of the Parties that a Manufacturer or its Affiliate supplying Existing Products to a particular Territory prior to the Closing shall continue to do so subsequent to the Closing, it being understood that such products may be sold to a JV Entity in the Territory of manufacture for resale by another JV Entity outside the Territory of manufacture. A Manufacturer may solicit and receive technical support and assistance from W-L or Wellcome or an Affiliate or its own personnel pursuant to and as contemplated by the relevant W-L or Wellcome Marketing Services and Development Agreement.

     SECTION 7.04. Alternate Manufacturing Sites. Subject to the relevant Manufacturing and Supply Agreement, any decision to specify an alternative site for the manufacturing by Manufacturer or an Affiliate of Manufacturer of one or more Products shall be made by the Party to this Agreement which is the Manufacturer or an Affiliate of the Manufacturer in question.

     SECTION 7.05. Audits and Inspections. In accordance with the provisions set forth in the relevant Manufacturing and Supply Agreement or the Marketing, Services and Development Agreement, as the case may be, the Party to this Agreement that is neither Manufacturer nor Provider nor an Affiliate thereof shall be entitled to conduct all audits and inspections contemplated by such agreement on behalf of the Purchaser.

                                  ARTICLE VIII

                               CHANGE OF CONTROL

     SECTION 8.01. Definition of Change  of Control; Response to Third  Parties.
(a) In the event that a third party acquires after the date hereof beneficial ownership (as defined below) of 30% or more of the voting capital of Wellcome or W-L or, after acquiring 30% or more, thereafter acquires additional voting capital resulting in beneficial ownership of 50% or more of the voting capital of Wellcome or W-L, as the case may be (the 'Affected Party'), a Change of
Control will be deemed to have occurred. For the purposes of this Section 8.01(a) with respect to a Change of Control of W-L, a Person shall be deemed to have 'beneficial ownership' of, and shall be deemed to 'beneficially own', any securities which such Person or any of its Affiliates is deemed to 'beneficially own' within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 and the rules and regulations thereunder. For the purposes of this Section 8.01(a), a Change of Control of Wellcome will be deemed to have occurred in the event that any Person acquires, whether by a series of transactions or not, shares in the capital of Wellcome which (taken together with shares held or acquired by persons acting in concert with such Person) carry 30% or more or 50% or more, as the case may be, of the voting rights of Wellcome, all within the meaning of Rule 9 of the City Code on Takeovers and Mergers issued by the Panel on Takeovers and Mergers in London. It is expressly understood that the present share ownership of The Wellcome Trust does not constitute a Change of Control for purposes of this Section 8.01, provided, however, that any acquisition of beneficial ownership by a third party of shares hereafter acquired from The
Wellcome Trust shall be subject in all respects to the Change of Control provisions of this Agreement.

     (b) Under no circumstances shall the Non-Affected Party inform, directly or indirectly, any third party of what action the Non-Affected Party would or would not take in the event of a Change of Control until such time as such Change of Control has occurred. The Non-Affected Party shall promptly notify the Affected Party of any inquiries made by a third party (other than a regulatory authority) relating to the subject of the preceding sentence.

     SECTION 8.02. Effect of Change of Control. In the event a Change of Control of either Wellcome or W-L shall occur, and the Non-Affected Party believes in good faith that such Change of Control is prejudicial to its interest in the JV Entities, such Party shall have the option, within 30 days following the occurrence of the event listed in Section 8.01(a), to exercise the rights with respect to all JV Entities set forth under Section 14.03(a)(i), (ii) and (iii) as if the cure periods of such Sections had expired in the case in which W-L was the Affected Party and to exercise the rights with respect to all JV Entities set forth in Section 14.04(a)(i) and (ii) as if the cure periods of such Sections had expired in the case in which Wellcome was the Affected Party.

                                   ARTICLE IX

                         COVENANTS OF WELLCOME AND W-L

     From and after the date of the execution of a JV Implementation Agreement through the Closing Date with respect to thereto, Wellcome and W-L shall comply with the following covenants for the Territory covered by such JV Implementation Agreement; provided, however, that with respect to the United States, the EC Territory, the Other European Territory, Australia and Canada, W-L and Wellcome shall comply with the following covenants (other than Sections 9.04 and 9.07 in the case of the EC Territory and the Other European Territory) from and after the execution of this Agreement through the Closing Date of the JV Implementation Agreements relating thereto.

     SECTION 9.01. Access.  Each Party  shall give to  the other  Party and  its representatives reasonable access during normal business hours to the properties, books and records of the other to the extent relating to the conduct of the Wellcome Contributed Business or the W-L Contributed Business, as the case may be, and furnish each other with all such information concerning the Wellcome Contributed Business and the W-L Contributed Business, as the case may be, as such Party may reasonably request.

     SECTION 9.02. Financial Information. Each Party shall give to the other Party and its representatives the balance sheets, profit and loss statements and other financial statements as are prepared in the normal course of such Party's business to the extent relating to the Wellcome Contributed Business and the W-L Contributed Business, as the case may be, and such other information concerning the financial condition of the Wellcome Contributed Business and the W-L Contributed Business, as the case may be, as W-L or Wellcome, respectively, may reasonably request. In addition, each Party shall allow the other Party, at reasonable times and with reasonable notice, to have a Certified Public Accountant audit such other Party's books and accounts, at the sole expense of the Party requesting such audit, to the extent relating to the Wellcome Contributed Business or the W-L Contributed Business, as the case may be.

     SECTION 9.03. Books and Records. Wellcome and W-L shall continue to maintain the books, accounts and records of the Wellcome Contributed Business and the W-L Contributed Business, as the case may be, in the usual, regular and ordinary manner on a basis consistent with prior years and periods, except as required by law or U.S. GAAP or U.K. GAAP, as the case may be.

     SECTION 9.04. Conduct of Business. (a) Each Party shall (i) except in the ordinary course of its business or pursuant to this Agreement or any other Operative Documents or with the prior written consent of the other Party, not sell or transfer or create a Lien on any of the Wellcome Contributed Business or the W-L Contributed Business, as the case may be, or enter into any agreement or arrangement to do the foregoing, (ii) except in the ordinary course of its business or pursuant to the prior written consent of the other Party, not enter into or renew any material contract or commitment, or engage in any material transaction, relating to the Wellcome Contributed Business or the W-L Contributed Business, as the case may be, (iii) except in the ordinary course of its business or pursuant to the prior written consent of the other Party, not consent to the material amendment or termination of any material contract relating to the Wellcome Contributed Business or the W-L Contributed Business, as the case may be, (iv) except in the ordinary course of its business or pursuant to the prior written consent of the other Party, not grant any material new licenses under any of the products to be transferred to a JV Entity, (v) use its reasonable best efforts to preserve for the JV Business the business relations of the Wellcome Contributed Business or the W-L Contributed Business, as the case may be, with suppliers, customers and others, and (vi) promptly notify the other Party of any event which may have a material adverse effect on the Wellcome Contributed Business or the W-L Contributed Business, as the case may be, including, without limitation, any material governmental complaint, investigation or hearing of which Wellcome or W-L has been advised.

     (b) Any reference in this Section 9.04 to the written consent of a Party shall be deemed to require that such consent not be unreasonably withheld.

     SECTION 9.05. Approvals and Consents. Each of the Parties shall use its reasonable best efforts to (i) obtain all governmental approvals and consents, if any, necessary or desirable for the consummation of the transactions contemplated by this Agreement and (ii) make or cause to be made any and all declarations, filings and registrations with governmental authorities, which approvals, consents, declarations, filings and registrations are agreed by the Parties to be reasonably necessary or desirable for the consummation of the transactions contemplated hereby.

     SECTION 9.06. Regulatory. (a) Wellcome shall use its reasonable best efforts to obtain all Regulatory Approvals required to market and sell all oral solid forms of Zovirax without a prescription in the United States indicated for the management of recurrent genital herpes and in the other countries of the Core Territory for the cream form of OTC Zovirax in three gram or less packaging for the treatment of cold sores and shall bear all development expenses related thereto. Wellcome shall promptly notify W-L each time it submits an application for government registration or marketing approval for any Zovirax formulation to be sold without a prescription, shall promptly notify W-L of any significant action taken on any such application, shall promptly advise W-L when any Regulatory Approval has been obtained and shall keep W-L generally informed of such regulatory efforts by Wellcome.

     (b) Each of the Parties shall, to the extent necessary or appropriate, in its reasonable opinion, give the other Party and any appropriate JV Entity access to all of the Wellcome Regulatory Documentation and the W-L Regulatory Documentation, as the case may be.

     SECTION 9.07. Further Assurances. Each of Wellcome and W-L shall take all reasonable steps to do or cause to be done such further acts and things and deliver or cause to be delivered to each JV Entity and/or its designees such additional assignments, agreements, powers and instruments as the JV Entity and/or its designees may reasonably require or deem advisable to carry into effect the purpose of this Agreement and the Operative Documents or to better assure and confirm unto each JV Entity and/or its designees its rights, powers and remedies hereunder and thereunder.

     SECTION 9.08. Tax Matters. Each Party and its Affiliates shall render reasonable cooperation to and assist the other Party and its Affiliates and each JV Entity in obtaining all desirable rulings or consents of the relevant and appropriate tax authorities agreed by the Parties to be reasonably necessary in order to obtain all appropriate tax benefits for the Parties and their Affiliates, and the respective JV Entities as contemplated herein and in the other Operative Documents.

     SECTION 9.09. Employees; Sharing of Certain Costs. (a) The identity of the employees working for or to be charged to each JV Entity shall be determined mutually by the Parties; provided, however, that in the event of any disagreement between the Parties, the decision of W-L shall control.

     (b) If, solely as a result of the formation of a JV Entity in the Remainder of the World, the employment of an employee of either Party or an Affiliate is terminated (whether by the Party or the Affiliate or a JV Entity) or otherwise ceases by operation of law on or immediately after such formation, the Parties shall share equally all severance and termination costs or compensation of the employer in respect of such termination or cessation. For the avoidance of doubt, the employment of any employee who is transferred to an employer which is an Affiliate of either Party (including for this purpose any JV Entity) shall not be deemed to have been terminated. All other costs or expenses relating to the formation and operation of JV Entities which are incurred by either Party shall be borne by such Party.

                                   ARTICLE X

                   POST CLOSING COVENANTS OF WELLCOME AND W-L

     From and after the Closing Date with respect to each JV Entity, Wellcome and W-L shall comply with the following covenants for the Territory in which such JV Entity operates.

     SECTION 10.01. Treatment of OTC Zovirax; Regulatory. (a) Wellcome shall use its reasonable best efforts to obtain all Regulatory Approvals required to market and sell all oral solid forms of Zovirax without a prescription in the United States indicated for the management of recurrent genital herpes and in each country in the Core Territory in the Remainder of the World for the cream form of OTC Zovirax in three gram or less packaging for the treatment of cold sores and shall bear all development expenses related thereto. The relevant JV Entity shall be responsible for all pre-launch marketing and selling costs. For the avoidance of doubt, expenses incurred during periods when there are no Net Sales shall be treated as Losses. Following NDA Approval or Regulatory Approval, as the case may be, of OTC Zovirax, any further development of such product shall be funded by the relevant JV Entity.

     (b) The Parties shall use their reasonable best efforts to achieve launch for OTC Zovirax in the United States subsequent to NDA Approval. It is understood that Wellcome shall be responsible for obtaining Regulatory Approval for OTC Zovirax and shall have final approval of any decisions relating thereto (including the Launch Date thereof). Wellcome shall promptly notify W-L each time it submits an application for government registration or marketing approval for any OTC Zovirax formulation to be sold without a prescription, shall promptly notify W-L of any significant action taken on any such application, and shall promptly advise W-L when any Regulatory Approval has been obtained and shall keep W-L generally informed of such regulatory efforts by Wellcome.

     (c) Subject to Section 10.12, the rights disclosed pursuant to Section 10.01(e), and the rights of third parties in Non-Core Territories to be disclosed prior to the Closing Date of the relevant JV Implementation Agreement, Wellcome shall cause to be granted to the relevant JV Entity an exclusive license to use the Zovirax trademark (or, if the Zovirax trademark is not used in the relevant country, the prescription trademark used in that country) in connection with the marketing, selling or distribution of OTC Zovirax; provided, however, that Wellcome shall not be bound to grant a license to use the Zovirax trademark in respect of any Territory if it can demonstrate, to the reasonable satisfaction of W-L's representatives on the Governing Board of the relevant JV Entity, a regulatory or compelling commercial reason why such trademark should not be used in such Territory and Wellcome shall not itself use the Zovirax trademark or such alternative prescription trademark in connection with OTC Zovirax, and shall not grant to any other Person a license to use the Zovirax trademark in either case for the non-prescription sale of consumer health care products. In the event the Zovirax trademark is not used in a Territory pursuant to the proviso of the preceding sentence, the Parties shall consult with respect to the selection, development and use of a suitable alternative trademark the form and use of which shall be subject to Wellcome's approval.

     (d) Wellcome will not, and will assure that its Affiliates do not, do anything which is likely to derogate from the rights to be granted pursuant to the Zovirax License Agreements to enjoy the benefits of OTC Zovirax thereby conveyed or to impede the JV Entity's ability to realize such rights.

     (e) Subject to the rights of third parties in Core Territories existing at the date of this Agreement which have been disclosed to W-L prior to the date hereof, it is expressly understood by the Parties that any Zovirax formulation or indication to be marketed and sold without a prescription in a country in which a JV Entity has been established shall be marketed and sold only through such JV Entity; provided, however, that Wellcome shall not be required to switch any products from the prescription to the non-prescription market except to the extent set forth in Section 9.06(a) of this Agreement.

     SECTION 10.02. Further Assurances. (a) Each of Wellcome and W-L shall take all reasonable steps to do or cause to be done such further acts and things and deliver or cause to be delivered to each JV Entity and/or its designees such additional assignments, agreements, powers and instruments as the JV Entity and/or its designees may reasonably require or deem advisable to carry into effect the purpose of this Agreement and the Operative Documents or to better assure and confirm unto each JV Entity and/or its designees its rights, powers and remedies hereunder and thereunder.

     (b) Each of Wellcome and W-L shall continue to comply with the covenant set forth in Section 9.06(b) of this Agreement.

     SECTION 10.03. Tax Matters. Each Party and its Affiliates shall cooperate fully with and assist the other Party and its Affiliates and each JV Entity in obtaining all desirable rulings or consents of the relevant and appropriate tax authorities agreed by the Parties to be reasonably necessary in order to obtain all appropriate tax benefits for the Parties, their Affiliates and the respective JV Entities as contemplated herein and in the other Operative Documents. Neither Party shall cause any tax election to be made by a JV Entity which would have the effect of imposing a disproportionate liability for any tax on the other Party or any of its Affiliates.

     SECTION 10.04. U.S. Export Controls Compliance; Restrictive Trade Practices Act 1976. (a) The Parties acknowledge that the products to be sold by a JV Entity may be subject to export controls on resales and/or transfers to other countries and parties including authorizations required from the appropriate U.S. government agency under the laws and regulations of the United States of America. No JV Entity shall be authorized to act in violation of any law, including, without limitation, Part 769 of the Export Administration Regulations of the U.S. Department of Commerce and/or agree to participate in a boycott as defined in Section 999 of the U.S. Internal Revenue Code of 1986, as amended. Each of the Parties and their appropriate Affiliates shall assist the JV Entity, as requested and where practicable, in seeking U.S. government authorizations for transactions subject to U.S. export control regulations.

     (b) If there is any provision of this Agreement, or of any JV Implementation Agreement or other Operative Document which causes or would cause this Agreement or that Agreement or other Operative Document to be subject to registration under the Restrictive Trade Practices Act 1976 ('RTPA'), then that provision shall not take effect until the day after particulars of such Agreement or Operative Document (as the case may be) have been furnished to the Director General of Fair Trading pursuant to Section 24 RTPA.

     SECTION 10.05. JV Entity Books and Records; Audits. (a) Each of the JV Entities shall maintain its books and records in accordance with U.S. GAAP and in sufficient detail to permit their conversion to U.K. GAAP by Wellcome and in accordance with such other accounting principles as may be required by the law of the jurisdiction in which such JV Entity is organized.

     (b) Each of W-L and Wellcome, on such occasions as it may request, shall have the right to have its Certified Public Accountants or its internal auditors audit, examine or review the books, records and operations of each other to the extent relevant to the JV Business and of each JV Entity, but at the cost of the Party requesting such audit, examination or review.

     (c) Policies with respect to internal audit functions of each JV Entity shall be as determined by the General Manager of such JV Entity.

     (d) Each Party and its Affiliates shall provide, on a timely basis, each JV Entity with information necessary to meet the requirements of Section 3.10(b).

     SECTION 10.06. Intellectual Property Rights. With respect to the intellectual property rights included in the Wellcome and W-L Contributed Business, Wellcome, W-L and each JV Entity (i) shall, promptly following their becoming aware thereof, notify the relevant Governing Board of (A) any adverse determination in any proceeding in the United States Patent and Trademark Office or United States Copyright Office or comparable foreign bodies or (B) the institution of any proceeding or any adverse determination in any Federal, state, local or foreign court or administrative body regarding Wellcome's or W-L's claim of ownership in or right to use any of the Wellcome or W-L trademarks, patents, know-how or other intellectual property rights, their right to register the same, or to keep and maintain such registration, (ii) shall properly maintain and care for the Wellcome and W-L trademarks, patents, know-how or other intellectual property rights owned by such Party or its Affiliates to the extent necessary for the conduct of the JV Businesses (including, without limitation, by taking all reasonable legal action necessary to protect the Wellcome and W-L trademarks, patents, know-how or other intellectual property rights owned by such Party or its Affiliates against infringement by third parties) and (iii) shall not permit to lapse or become abandoned, settle or compromise any pending or future material litigation or material administrative proceeding without first having consulted with W-L or Wellcome, as the case may be, as to the impact of the same on the relevant JV Business, all as more fully set forth in the relevant W-L or Wellcome Intellectual Property Agreement.

     SECTION 10.07. Access. Each Party shall give to the other Party and its representatives reasonable access during normal business hours to the properties, books and records of the other to the extent relating to the conduct of the Wellcome Contributed Business or the W-L Contributed Business, as the case may be, and furnish each other with all such information to the extent concerning the Wellcome Contributed Business and the W-L Contributed Business, as the case may be, as such Party may reasonably request and which shall be necessary for the conduct of the JV Business of any JV Entity after the Closing Date.

     SECTION 10.08. Benefit of Contracts. Wellcome and W-L recognize and agree that, notwithstanding other provisions of this Agreement to the contrary, the Parties may identify contracts the assignment of which are not commercially practicable and third party consents to the transfer, in whole or in part, of licenses, intellectual property rights and contracts which are necessary to the conduct of the Wellcome Contributed Business or the W-L Contributed Business, which consents may not be obtainable or may not be obtainable on commercially reasonable terms by the Party responsible therefor. Such contracts will be identified to each of the Parties and in such circumstances, Wellcome or W-L, as the case may be, or their appropriate Affiliate, shall for the benefit and account of the appropriate JV Entity, act under such licenses, rights and contracts in the manner most effective under the circumstances so as to provide their value and benefit to such JV Entity, in each case to the extent permitted by law, and will evidence or confirm such arrangement to the extent requested by the other Party or the JV Entity. Nothing in this Agreement shall be construed as an attempt to assign any such license, right or contract to the extent such assignment is not permitted by law or by the terms of the license, right or contract in question.

     SECTION 10.09. Use of Parent Names. (a) Except as otherwise agreed by each of the Parties, the name of each JV Entity shall be Warner Wellcome Consumer Health Products, together with such identifier as may be required by law. Each of the Parties acknowledges that a JV Entity may in its conduct of the JV Business be required or may desire to use the corporate names of such Party, its subsidiaries and its divisions and the corporate logos of each and correlatives of the same in labelling products included in the JV Business, and on stationery and promotional materials of the JV Entity. Upon agreement as to such use, such Party shall extend to each JV Entity a royalty free license for these purposes; provided, however, that (i) the manner of use made of such name or logos shall have been approved in writing in advance of its use by the relevant Party and
(ii) in the event a Party and its Affiliate cease to be participants in the JV Entity, whether pursuant to Article XIV hereof or otherwise, (x) the license contemplated by this Section 10.09 shall immediately terminate, subject only to a right of the JV Entity to use existing stocks of labelling materials for a period of not more than one year from the date of such termination unless otherwise required by either Party which will undertake to bear the expense of any more restrictive limitation and (y) the name of the JV Entity shall be changed as promptly as commercially practicable to eliminate the name of the Party which has ceased to be a participant.

     (b) Subject to Section 10.09(a), to the extent the Parties agree to register the name 'Warner Wellcome' in any jurisdiction, such name shall be registered jointly in the names of W-L and Wellcome (or any respective Affiliates designated by each) if authorized by applicable law or regulation. In any jurisdiction where joint registration is not authorized by applicable law or regulation, registration of the name 'Warner Wellcome' shall be made only pursuant to such agreements relating to joint ownership, registration and the use thereof as are mutually agreed to by the Parties.

     SECTION 10.10. Competition. (a) Subject to the provisions of any agreements which exist on the date hereof and local law in a particular country, Wellcome and W-L each covenant and agree that for the term of this Agreement and each Operative Document, neither it nor any of its Affiliates shall, directly or indirectly, compete with the JV Business of a JV Entity in the Territory in which it operates by engaging in the non-prescription consumer health care business by manufacturing, marketing, selling or distributing products competitive with those of the relevant JV Business, in each case except as otherwise provided or contemplated by this Agreement or any other Operative Agreement; provided, however, that this provision shall not apply to (i) non-prescription consumer health care products manufactured by either Party on the date hereof which have not been included in Schedules 1.01(b) and (c) to the Supplemental Document Package and line extensions thereof (so long as such line extensions are not competitive with any JV Business then conducted by a JV Entity; (ii) any products developed pursuant to the Glaxo Arrangement; (iii) manufacturing products for a third party by a Party to the extent no information which is proprietary to, or exclusively licensed under an Intellectual Property Agreement, to a JV Entity is used in the manufacturing of such products; or (iv) the development, manufacturing, marketing, selling or distribution of any non-prescription generic health care product that is principally marketed, sold or distributed through non-consumer marketing channels. Except as specifically provided herein with respect to JV Prescription Zovirax in the Remainder of the World, nothing in this Agreement shall be deemed to hinder, restrain or limit the ability of either Party or any of its Affiliates to engage in the business of developing, manufacturing, marketing, selling and distributing prescription pharmaceutical products in any Territory, as such business is now carried on or may hereafter develop.

     (b) Assets have been or will be conveyed and licenses have been or will be granted by W-L, Wellcome and/or their respective Affiliates to each of the JV Entities for the purpose of permitting sales of the products representing JV Business in certain Territories. Accordingly, each of W-L and Wellcome shall take such actions as are necessary to prevent the JV Entities from selling such products outside of the relevant Territories.

     SECTION 10.11. Insurance. (a) Each Party shall maintain insurance in respect of its equity interest in the U.S. Partnership that is both adequate and appropriate for the conduct of the JV Business with reputable insurers (including, where the Party believes it appropriate, through self-insurance programs) against loss or damage, including fire, loss, theft, casualty, recall, product liability and general insurance and no costs of such insurance shall be charged to any JV Entity. W-L shall provide directors and officers insurance and any other forms of insurance required to be obtained by a JV Entity (e.g., automobile insurance) and shall charge the cost thereof to the relevant JV Entity.

     (b) Without prejudice to  Section 2.02(d), the  provisions of this  Section
10.11 as applicable to the U.S. Partnership and as it may be extended to other Territories, shall be subject to such amendment as may be desirable, including in relation to the EC Territory and Other European Territory, to take account of all relevant factors, including, without limitation, taxation.

     (c) Each Party shall maintain insurance in relation to any real property owned by it, whether freehold or leasehold, occupied by a JV Entity and the costs thereof shall be charged to the relevant JV Entity.

     SECTION 10.12. JV Prescription Zovirax. To the extent Wellcome markets and sells JV Prescription Zovirax in a specific Territory, such marketing and sales will be undertaken by Wellcome on behalf of the relevant JV Entity pursuant to marketing arrangements to be agreed upon by the Parties and reflected in the appropriate Marketing, Services and Development Agreement. Wellcome shall market such products with at least the same degree of effort as is currently utilized (subject to any change in circumstances) and use its reasonable best efforts to maximize the profits of the JV Entity attributable to any such marketing by Wellcome of JV Prescription Zovirax in the Territory. In the event that Wellcome introduces another form of Zovirax or combination product thereof for the treatment of cold sores to be sold by prescription which results in a material diversion of profits from JV Prescription Zovirax, the Parties agree to discuss in good faith whether any adjustment to the allocation of Base Business Profits and Losses or other action is appropriate.

     SECTION 10.13. Scope of JV Business; Non-Violation of Existing Obligations. The Parties shall not, and shall not permit any JV Entity to, knowingly expand the intended scope of the JV Businesses and shall not knowingly, through the activities of a JV Entity, violate any valid provision of a non-compete obligation of either Party which exists on the date of this Agreement or which is hereafter agreed to by the Governing Board of the relevant JV Entity.

     SECTION 10.14. Conduct of Business. (a) With respect to each JV Entity, to the extent Net Sales made by the Parties in the two calendar months prior to the Closing Date (or its effective date in the case of the U.S. Partnership) in respect of the JV Entity (i) are deemed to be Excess Sales, and (ii) the Variable Profit Contribution of such Excess Sales results in an allocation of profits other than that which would have resulted if such profits had been earned by the JV Entity and the Variable Profit Contribution had been Base Business Profit, the Parties shall negotiate to determine the extent to which the advantaged Party shall compensate the disadvantaged party for such differential profit allocation. In the case of the U.S. Partnership, any determination under this Section 10.14(a) shall be based on the use of sales as normally reported by the Parties in accordance with U.S. GAAP rather than Net Sales in all calculations.

     (b) To the extent sales orders for Existing Products of the Parties remain unfilled as of the Closing Date, such orders shall be transferred to the JV Entity.

                                   ARTICLE XI

                 CONDITIONS TO WELLCOME'S AND W-L'S OBLIGATIONS

     The Closing of the transactions contemplated by each JV Implementation Agreement shall be subject to the satisfaction at or prior to the Closing of such transactions of the following conditions; provided, however, that after December 31, 1995, either Party may terminate this Agreement if these conditions have not been met or waived with respect to the countries in the Core Territory in which a JV Entity has not been established (it being understood that such period may be extended by mutual written consent of the Parties).

     SECTION 11.01. Certain Action. At the Closing Date for each JV Implementation Agreement, no suit, action, investigation or other proceeding will have been instituted and be pending by any governmental agency of the relevant Territory or any other Person in which it is sought to restrain, prohibit, invalidate or set aside generally the transactions contemplated by the relevant JV Implementation Agreement and the other Operative Documents referred to therein.

     SECTION 11.02. Government Approvals and Consents. At the Closing Date for each JV Implementation Agreement, all necessary filings (other than in relation to marketing approvals) required, if any, in or for the relevant Territory with the appropriate governmental or other authorities in or for such Territory will have been made and all necessary governmental approvals (other than in relation to marketing approvals), if any, will have been received and any prescribed waiting periods will have expired or been terminated. No government entity shall have indicated its objection to, or its intent to challenge as violative of any federal, state or foreign laws, any of the transactions contemplated by this Agreement or the relevant JV Implementation Agreements. In the event a government entity places a condition on its approval of the transactions as contemplated by the Operative Documents which has a material effect on the Wellcome Contributed Business or the W-L Contributed Business, the Parties shall attempt to negotiate a mutually agreeable modification to the relevant JV Implementation Agreement and the other appropriate Operative Documents.

     SECTION 11.03. Tax Rulings. The Parties shall have applied for and received all rulings or consents of the appropriate tax authorities which either Party reasonably believes to be necessary or desirable in order to implement the JV Implementation Agreement in the relevant Territory as contemplated herein and in the other Operative Documents.

     SECTION 11.04. Representations and Warranties. The representations of Wellcome and W-L contained in the Representations and Warranties Agreement in respect of certain countries in the Core Territory shall continue to be true and correct in all material respects as of the date the representations were originally given. In addition, there shall have been no material adverse change in the condition of the Wellcome or W-L Contributed Business since the original date of such representations. In connection with the execution of a JV Implementation Agreement for a country in the Non-Core Territory, the Parties shall agree upon such representations and warranties as shall be appropriate.

     SECTION 11.05. Performance of Covenants. Each Party shall have performed and complied in all material respects with each and every covenant, agreement and condition contemplated by this Agreement and the relevant JV Implementation Agreement to be performed or complied with by it prior to or on the Closing Date for the relevant JV Implementation Agreement.

     SECTION 11.06. Authorization of Agreements. All action on the part of each Party necessary to authorize the execution, delivery and performance of this Agreement, the relevant JV Implementation

Agreements and the Operative Documents, and the consummation of the transactions contemplated herein and therein, shall have been duly and validly taken by each Party, and each Party shall have furnished to the other Party a certificate of the Secretary or an Assistant Secretary of W-L or Wellcome, as the case may be, setting forth copies of the resolutions or other instruments authorizing this Agreement, the relevant JV Implementation Agreements and the Operative Documents and the transactions contemplated herein and therein.

     SECTION 11.07. Execution of Operative Documents. All Operative Documents required by the relevant JV Implementation Agreement in order to permit the appropriate JV Entity to conduct JV Business in the appropriate country shall have been executed and delivered and shall be fully effective in all respects.

     SECTION 11.08. Certificate of Compliance. Each Party shall deliver to the other Party a certificate of an authorized officer of such Party, certifying compliance with the conditions set forth in this Article XI.

     SECTION 11.09. Assignment of Certain Contracts and Licenses. Each Party shall have obtained the consent, as appropriate, in form and substance satisfactory to the other Party, to the assignment to the JV Entity in the relevant Territory of all material contracts, product licenses and other instruments which are part of the Wellcome Contributed Business or the W-L Contributed Business, as the case may be, for the relevant Territory, or either alternative arrangements shall have been made in accordance with Section 10.08 or undertakings reasonably acceptable to the Parties shall have been entered into. Notwithstanding the provisions of Section 4.07(d), a JV Entity shall not become responsible for any contract which is a part of or related to the Wellcome or W-L Contributed Business except to the extent such contract is specifically identified in an Operative Document as being assigned in whole or in part or made available in accordance with Section 10.08.

                                  ARTICLE XII
                       TRANSFER OF JOINT VENTURE INTEREST

     SECTION 12.01. Limitation on Right to Transfer. A Party or any of its Affiliates may not sell, assign, pledge, hypothecate or otherwise delegate, subcontract or transfer in any manner, all or any part of its interest in the JV Business, any JV Entity, this Agreement or the Operative Documents unless such transfer (i) is permitted under Section 12.02 of this Agreement, (ii) is consented to in writing by the other Party in its sole discretion, with specific reference to this Section 12.01, (iii) is permitted in accordance with Article XIV or (iv) is permitted by an Operative Document. In addition, to the extent necessary to be classified as a partnership for United States Federal income tax purposes, the interest in a JV Entity held principally by a JV Entity which is a holding company shall be non-transferable except between Persons owning interests in such JV Entity.

     SECTION 12.02. Permitted Transfers. Nothing in this Article XII shall prevent the transfer by any Party of all or part of its interest in any JV Business, any JV Entity, this Agreement or the Operative Documents if such interest is transferred to an organization which is an Affiliate and wholly-owned (subject to directors' qualifying shares), directly or indirectly, by Wellcome or W-L, as the case may be, but only for so long as it shall remain an Affiliate of, and wholly-owned, directly or indirectly by, Wellcome or W-L; provided, however, that (i) the JV Implementation Agreement for a JV Entity that is capable of being classified as a partnership for United States Federal income tax purposes shall not permit a transfer of an interest in such JV Entity if it would prejudice such classification of such entity; (ii) that no such transfer shall be effective unless the transferee of any interest so transferred under this Section 12.02 shall have assumed by express agreement with the Parties hereto (in form and substance satisfactory to the relevant Governing Board) all of the obligations of the transferor under this Agreement and that no such transfer shall relieve the transferor of its obligations under this Agreement in the event the transferee fails to perform its obligations hereunder and (iii) a Party (or any of its Affiliates) shall not transfer its interest in a JV Entity which is classified as a partnership for United States Federal income tax purposes in a manner which would constitute a termination of such partnership under Section 708(b)(1)(B) of the Internal Revenue Code of 1986, as amended from time to time, and any successor statute. Upon such transfer such transferee shall be admitted as a Party, in addition to the Party which was the transferor. In the event that any Affiliate shall cease to be an Affiliate within the meaning of this Section, Wellcome or W-L, as the case may be, shall assure that immediately prior thereto such interest is transferred back to Wellcome or W-L or one of their respective Affiliates as appropriate.

                                  ARTICLE XIII
                                INDEMNIFICATION

     SECTION 13.01. Responsibility for Liabilities and Expenses. (a) Each of W-L and Wellcome shall be separately responsible for, and hereby indemnifies the other Party and each JV Entity (on an after-tax basis) against all claims, liabilities, damages, losses, expenses (including reasonable legal fees), obligations, liens, assessments, judgments and fines (all of the foregoing being a 'Claim') made by or owed to any Person to the extent attributable to death, bodily injuries, pain or damages suffered, or obligations or liabilities and which arose out of such Party's ownership or operation of the W-L Contributed Business or the Wellcome Contributed Business, as the case may be, prior to the Closing Date for the Territory in question. Such Claims shall also include, but not be limited to, all Taxes due by such Party and as to which a JV Entity may be jointly liable for payment with such Party. If the use of the product giving rise to the Claim occurred prior to the Closing Date, such Claim shall be the responsibility of W-L or Wellcome, as the case may be (depending on whether such product was part of the W-L Contributed Business or the Wellcome Contributed Business).

     (b) Subject to Section 13.01, each JV Entity shall indemnify and hold W-L and Wellcome and their respective Affiliates harmless (on an after-tax basis) for all product liability Claims arising out of the JV Business conducted by that JV Entity on or after the Closing Date of the JV Implementation Agreement for such JV Entity; provided, however, that (i) as to any Claims arising out of defects in the manufacture of any product included in JV Business conducted by that JV Entity, W-L or Wellcome, whichever shall have manufactured such product, shall indemnify and hold harmless (on an after-tax basis) the JV Entity and the Party which did not manufacture such product to the extent agreed to in the relevant Manufacturing and Supply Agreement and (ii) W-L shall not be entitled to any indemnification under this Section 13.01(b) to the extent a court of competent jurisdiction shall have finally determined that the product liability Claim in question arose from the failure of W-L to have used reasonable best efforts to satisfy the standard of conduct set forth in Section 4.08 of this Agreement.

     (c) To the extent any Claim is based on use of any product or damages sustained over a period of time beginning prior to the Closing Date for the relevant JV Implementation Agreement and continuing after such Closing Date, the liability and costs of a JV Entity relating to such Claim shall be for the account of Wellcome, W-L or the JV Entity, as the case may be. Damages based on the time prior to such Closing Date, if any, shall be for the account of W-L or Wellcome, as the case may be, and for the time on and after such Closing Date for the relevant JV Entity.

     (d) To the extent sales returns occurring on or after the Closing Date in respect of sales prior thereto are deemed by the Parties to be in the ordinary course of business, the cost of such returns shall be borne by the relevant JV Entities. To the extent the Parties agree that such sales returns occurring on or after the Closing Date are outside the ordinary course of business, the cost of such returns shall be borne by the responsible Party provided, however, that for purposes of this Section 13.01(d), product discontinuations and product withdrawals shall be deemed to be outside the ordinary course of business. Products returned in a re-salable condition shall be returned to the inventory of the relevant JV Entities.

     (e) Where any claim, litigation or arbitration is contemplated, commenced or brought (a) by any JV Entity against any Party or any Affiliate or (b) against any JV Entity by any Party or any Affiliate, irrespective of the amount involved therein, the Party shall ensure that any officer, director, representative or agent of it or any Affiliate shall not be involved in such claim, litigation or arbitration on behalf of the JV Entity and shall have no vote in determining whether such claim, litigation or arbitration is commenced or is made or in any matters relating to the conduct or settlement thereof. The provisions of this Section 13.01(e) shall apply, mutatis mutandis, to the making of any decision by a

JV Entity to terminate any agreement between a Party or any Affiliate and the relevant JV Entity other than one entered into by the relevant Party or Affiliate solely as a partner or shareholder and not in any other capacity.

     SECTION 13.02. Indemnification. (a) W-L shall indemnify and hold Wellcome and each JV Entity harmless (on an after-tax basis) from all Claims suffered or paid as a result of (i) the failure of any of the representations or warranties made by W-L in this Agreement or any other Operative Document to be true and correct in all material respects as of the date hereof or any applicable Closing Date, (ii) any breach by W-L of any covenant made by W-L in this Agreement or any of the Operative Documents and (iii) any Claim made by a third party which, if successful, would constitute a breach of a warranty, covenant or agreement made by W-L in this Agreement or any other Operative Document, subject in all cases to any limitations set forth in this Agreement or any Operative Document.

     (b) Wellcome shall indemnify and hold W-L and each JV Entity harmless (on an after-tax basis) from all Claims suffered or paid as a result of (i) the failure of any of the representations or warranties made by Wellcome in this Agreement or any other Operative Document to be true and correct in all material respects as of the date hereof or any applicable closing date, (ii) any breach by Wellcome of any covenant made by Wellcome in this Agreement or any of the other Operative Documents, (iii) any Claims made by a third party which, if successful, would constitute a breach of a warranty, covenant or agreement made by Wellcome in this Agreement or any other Operative Document, subject in all cases to any limitations set forth in this Agreement or any Operative Document and (iv) the termination of any broker previously engaged by Wellcome in the United States the services of which have not been continued by the U.S. Partnership after January 31, 1994.

     (c) Subject to the requirements of Section 13.02(a) or (b) as applicable, in the event a judgment shall be rendered by a court of competent jurisdiction against only one of the Parties or another liability is incurred and paid by a Party in its capacity as a partner of any JV Entity conducting JV Business in partnership form (except any judgment obtained by a third party as a result of the negligence of that Party or breach by that Party of the terms of this Agreement or any Operative Document), the other Party shall reimburse such Party for that percentage of such judgment or liability as shall correspond to the appropriate profit and loss allocation to the reimbursing Party applicable to the product giving rise to the judgment, or if the judgment is not related to a specific product, the Base Business Profit and Loss allocation for the relevant JV Entity.

     (d) If a JV Entity incurs liability for any Tax in connection with any actual or deemed contribution or transfer to a JV Entity at the time of its formation of any tangible or intangible assets, property or business, including the grant of any license, lease or similar right (collectively, 'Assets') or with respect to a Party's prior ownership or operation of such Assets, the Party transferring or contributing (or causing such transfer or contribution of) such Assets will indemnify and hold harmless (on an after-tax basis) the JV Entity from any liability (net of any refund or similar recovery) in respect of any such Tax, including all costs and expenses directly or indirectly related to the final determination of the JV Entity's liability for such Tax. In the event an Affiliate of a Party shall be involved in the transfer or contribution of the Assets, the Party and the Affiliate shall be jointly and severally liable for the indemnification set forth in the preceding sentence.

     (e) Any indemnification of a JV Entity, W-L or Wellcome hereunder shall include and extend to the benefit of their respective directors, officers, employees and representatives or alternative representatives of the Governing Board and Affiliates (other than any indemnification by Wellcome of an officer or director which is proscribed by law). Any person that may be entitled to indemnification under this Agreement (an 'Indemnified Party') shall give notice to the Person obligated to indemnify it (an 'Indemnifying Party') with reasonable promptness upon becoming aware of any claim or other facts upon which a claim for indemnification will be based; the notice shall set forth such information with respect thereto as is then reasonably available to the Indemnified Party. The Indemnifying Party shall have the right to undertake the defense of any such Claim asserted by a third party with counsel satisfactory to the Indemnified Party and the Indemnified Party shall cooperate in such defense and make available all records, materials and witnesses reasonably requested by the Indemnifying Party in connection therewith at the Indemnifying Party's expense. If the Indemnifying Party shall have assumed the defense of the claim with counsel reasonably satisfactory to the Indemnified Party, the Indemnifying

Party shall not be liable to the Indemnified Party for any legal or other expenses (other than for reasonable costs of investigation) subsequently incurred by the Indemnified Party in connection with the defense thereof. The Indemnifying Party shall not be liable for any claim settled without its consent, which consent may not be unreasonably withheld or delayed.

     (f) To the extent that either Party is involved in any proceeding which arose prior to the establishment of a JV Entity and books, records or former employees of the Party shall be under the dominion and control of a JV Entity, the JV Entity shall cooperate with the Party and make available all records, materials and witnesses reasonably requested by the Party in connection with its prosecution or defense of such proceeding at the Party's expense.

                                  ARTICLE XIV
                              TERM AND TERMINATION

     SECTION 14.01. Term of JV Entity. Each JV Entity shall commence as of the Closing Date for the relevant JV Implementation Agreement for such JV Entity and shall continue until it is dissolved and terminated pursuant to the terms of the Operative Documents or pursuant to law. Except in those circumstances referred to in Sections 8.02, 14.02, 14.03 and 14.04 and except for circumstances causing dissolution or liquidation of a JV Entity set forth in a JV Implementation Agreement it is understood and agreed that each JV Entity is intended to continue without interruption until such relationship is specifically dissolved by unanimous consent of the partners or shareholders, as the case may be, and that upon dissolution the rights and obligations of the Parties under this Agreement shall continue to be in effect, until the final distribution of the assets of each JV Entity to the Parties.

     SECTION 14.02. OTC Zovirax Not Approved. (a) Notwithstanding any other provision of this Agreement, if an event set forth in Section 4.02(c)(ii)(B) has occurred and the Parties have been unable to agree upon increased or decreased allocations pursuant to that Section within six months from the delivery of the written notice referred to in that Section, W-L may, in its sole discretion (as its exclusive remedy), commence the termination procedures set forth in clause
(b) of this Section by giving written notice thereof to Wellcome.

     (b) Notwithstanding any other provision of this Agreement, in the event W-L delivers a notice pursuant to paragraph (a) of its intention to commence termination, the Parties shall have the following rights and obligations with respect to all, but not fewer than all, of the JV Entities in the United States and Canada:

          (i) Wellcome may, in its sole discretion, elect to withdraw from the JV Entities in the United States and Canada all products included in the Wellcome Contributed Business together with OTC Zovirax, JV Prescription Zovirax and any OTC Switch Product as to which Wellcome was the Originating Party, that constitute JV Business in the United States and Canada;

          (ii) Wellcome may, in its sole discretion, elect to require W-L to purchase all right, title and interest of Wellcome in the JV Entities in the United States and Canada, including the JV Entities' rights in the Operative Documents, but excluding any interest of such JV Entities in OTC Zovirax, JV Prescription Zovirax, any OTC Switch Product as to which Wellcome was the Originating Party, for an amount equal to 30% of the value of the JV Entity in the United States and 50% of the value of the JV Entity in Canada as of the end of the most recent Fiscal Quarter as valued at their Going Concern Value; provided, however, that for purposes of determining Going Concern Value for this Section, no value shall be ascribed to OTC Zovirax, JV Prescription Zovirax, any such OTC Switch Product; or

          (iii) Wellcome may, in its sole discretion, elect to sell any of the products included in the Wellcome Contributed Business withdrawn from the JV Business pursuant to clause (i) to one or more third parties, provided, however, that if Wellcome offers or negotiates to sell such products with any third party Wellcome shall offer such terms to W-L in writing prior to entering into any agreement with such third party. W-L shall thereafter have 30 days to accept or reject such offer. If accepted, the Parties shall proceed to execute a purchase and sale agreement, and if rejected or if no response is given within the 30-day period, Wellcome may enter into a purchase and sale agreement with the third party on such terms.

     (c) It is expressly understood that in the event of any election of rights by Wellcome pursuant to Section 14.02(b), (i) Wellcome shall receive all rights to the marketing of OTC Zovirax, JV Prescription Zovirax and any OTC Switch Products as to which Wellcome was the Originating Party,(ii) Wellcome will be promptly compensated by W-L for its interest in the Going Concern Value of any products developed by the JV Entity (other than Line Extensions) and any products acquired by the JV Entity pursuant to Sections 6.03 and 6.04, (iii) Wellcome will promptly pay to W-L the Going Concern Value of its interest in OTC Zovirax and JV Prescription Zovirax in Canada and in all OTC Switch Products as to which Wellcome was the Originating Party in the United States and Canada,
(iv) Wellcome will not retain any interest in the Glaxo Arrangement in the United States and Canada and will not be compensated for the loss of its interest (other than, with respect to Canada, as included in the calculation of the Going Concern Value of the JV Entity in Canada set forth above in subparagraph (b)(ii) and other than as provided in Section 5.03(f) and (v) Wellcome shall have no further interest in the JV Entities in the United States and Canada. An election permitted by Wellcome pursuant to the foregoing clauses
(i), (ii) and (iii) shall be made within six months of Wellcome's receipt of W-L's notice of intention to commence termination and shall be recorded by written notice delivered by Wellcome to W-L. Any such notice by Wellcome shall be irrevocable and not subject to change except by agreement of the Parties.

     (d) In the event W-L delivers a notice pursuant to paragraph (a) of its intention to commence termination, Wellcome may, in its sole discretion and in addition to the rights set forth in paragraph (b), elect to withdraw from the JV Entities in the Remainder of the World (other than Canada). In such case Wellcome shall have the right to elect either of the options set forth in
Section 14.03(a) below. An election permitted by Wellcome pursuant to this paragraph (d) shall be made within six months of Wellcome's receipt of W-L's notice of intention to commence termination and shall be recorded by written notice delivered by Wellcome to W-L. Any such notice by Wellcome shall be irrevocable and not subject to change except by agreement of the parties. It is expressly understood that any election by Wellcome pursuant to this paragraph
(d) shall mean that Wellcome shall have commenced termination of the relevant JV Entities in the Remainder of the World (other than Canada) for purposes of the penultimate sentence of Section 14.08.

     SECTION 14.03. Wellcome Events of Termination; Remedies. In the event  that
(x) there is an NDA Approval for OTC Zovirax within the time periods set forth in Section 4.02(c)(ii)(B), (y) there has been a successful renegotiation of an increased allocation of Special Profits or a decreased allocation of Special Losses to W-L pursuant to Section 4.02(c)(ii)(B) or (z) W-L has not commenced the termination procedures set forth in Section 14.02 within the time periods set forth therein, and Wellcome is dissatisfied with the performance of any of the JV Entities in (1) the United States and Canada or (2) the Remainder of the World (other than Canada), as the case may be, Wellcome may give written notice to W-L setting forth in reasonable detail the basis for Wellcome's dissatisfaction with such JV Entities (all of such JV Entities in (1) the United States and Canada or (2) the Remainder of the World (other than Canada), the 'Affected JV Entities'), it being understood that Wellcome's dissatisfaction may not relate to the Plans for OTC Zovirax, JV Prescription Zovirax or any OTC
Switch Product as to which Wellcome was the Originating Party, but such dissatisfaction may relate to a material breach of any provision of this Agreement or any of the other Operative Documents by W-L or the implementation by the relevant JV Entity (other than through Wellcome or its employees) of any Plan for OTC Zovirax, JV Prescription Zovirax or any OTC Switch Product as to which Wellcome was the Originating Party. Following receipt of such notice, W-L shall have one year to attempt to cure the cause of Wellcome's dissatisfaction. W-L shall use its reasonable efforts to attempt to cure the cause of Wellcome's dissatisfaction unless W-L does not intend to cure such dissatisfaction within such one year period. In the latter case, W-L shall notify Wellcome in writing and such one year period shall be deemed to terminate as of the date of such notice. If, in the reasonable opinion of Wellcome, the cause of Wellcome's dissatisfaction has not been cured within one year of W-L's receipt of such written notice and such one year cure period expires or has terminated pursuant to the previous sentence, then

          (a) After the second anniversary and prior to the fifth anniversary of the Closing Date for the initial JV Implementation Agreement in (1) the United States or Canada if the Affected JV Entity is located in the United States or Canada or (2) any other Territory if the Affected JV Entity is located in the Remainder of the World (other than Canada), as the case may be, Wellcome shall have the right to, within 30 days after expiration or termination of such one year cure period by written notice (which shall be irrevocable as to the election made) sent to W-L:

             (i) elect to withdraw from the Affected JV Entities any products included in the Wellcome Contributed Business together with OTC Zovirax, JV Prescription Zovirax and any OTC Switch Product as to which Wellcome was the Originating Party, that constitute JV Business of such Affected JV Entities. In such event W-L shall compensate Wellcome for the loss of its interest in the Affected JV Entities' JV Business represented by the Going Concern Value of any OTC Switch Product as to which W-L was the Originating Party and any products developed by the JV Entity (other than Line Extensions) and any products acquired by the JV Entity pursuant to Sections 6.03 and 6.04. Wellcome shall compensate W-L for the loss of its interest in the affected JV Business represented by the Going Concern Value of (1) OTC Zovirax, if the affected JV Entity is in the United States and (2) any OTC Switch Product as to which Wellcome was the Originating Party. In the event Wellcome transfers its interest in OTC Zovirax (if the Affected JV Entity is in the United States) or any OTC Switch Product as to which Wellcome was the Originating Party to a third party within twelve months after Wellcome has withdrawn its products from such JV Entities pursuant to this clause (i), Wellcome shall pay to W-L an amount equal to W-L's appropriate share of any amounts so received (calculated on an after-tax basis) in excess of Going Concern Value of OTC Zovirax or such OTC Switch Product, as the case may be. In the event of any election pursuant to this clause (i), Wellcome will retain its rights and obligations in the Glaxo Arrangement but shall relinquish any and all remaining interest in such Affected JV Entities;

             (ii) elect to withdraw from the Affected JV Entities all rights to JV Prescription Zovirax, OTC Zovirax and any OTC Switch Products as to which Wellcome was the Originating Party. W-L shall pay to Wellcome an amount equal to the Going Concern Value of the remainder of Wellcome's interest in such Affected JV Entities (excluding any value attributable to JV Prescription Zovirax, OTC Zovirax and any such OTC Switch Products but including the value of the Glaxo Arrangement and all OTC Switch Products as to which W-L was the Originating Party) as of the most recently completed Fiscal Quarter. Wellcome shall compensate W-L for the loss of its interest in the JV Business of the Affected JV Entities represented by the Going Concern Value of JV Prescription Zovirax, OTC Zovirax and any such OTC Switch Products. In addition, Wellcome shall pay to W-L an amount equal to the minimal necessary costs of reducing the scope of such JV Entities' activities due to Wellcome's withdrawal of JV Prescription Zovirax, OTC Zovirax and any other OTC Switch Products as to which Wellcome was the Originating Party. In the event Wellcome transfers its interest in OTC Zovirax, JV Prescription Zovirax and any OTC Switch Product as to which Wellcome was the Originating Party to a third party within twelve months after Wellcome has withdrawn OTC Zovirax, JV Prescription Zovirax and any such OTC Switch Product from any JV Entities pursuant to this clause (ii), Wellcome shall pay to W-L an amount equal to W-L's appropriate share of any amounts so received (calculated on an after-tax basis) in excess of Going Concern Value for OTC Zovirax, JV Prescription Zovirax or such OTC Switch Product, as the case may be. In the event of any election pursuant to this clause (ii), Wellcome shall not retain any interest in the Glaxo Arrangement and shall not be compensated for such loss of interest (other than as included in the calculation of the Going Concern Value of the Affected JV Entities set forth above in the event and to the extent Wellcome participates in the Glaxo Arrangement pursuant to Article V); or

             (iii) elect to sell its entire economic interest, including the Glaxo Arrangement, JV Prescription Zovirax, OTC Zovirax and all OTC Switch Products as to which Wellcome was the Originating Party, in the Affected JV Entities to W-L at a price to be negotiated by the Parties. If the Parties are unable to agree upon a price within a period of three months, Wellcome may offer to sell its entire economic interest in such Affected JV Entities to a third party, including JV Prescription Zovirax, OTC Zovirax and all OTC Switch Products as to which Wellcome was the Originating Party but excluding the Glaxo Arrangement which shall be acquired by W-L pursuant to Section 14.05; provided, however, that if Wellcome negotiates the sale of its entire economic interest in such Affected JV Entities to a third party on price and other material commercial terms that are more favorable than those last offered to W-L, Wellcome shall offer the terms of such third party offer to W-L in writing prior to entering into any agreement with such third party. W-L shall then have 30 days to accept or reject such offer. If accepted, the Parties shall proceed to finalize such sale and purchase, and if rejected or if no response is given within the 30 day period, Wellcome may sell such interest to the third party on such terms; provided, however, that the identity of such third party shall have been approved by W-L with any such approval not to be unreasonably withheld and not to be withheld based solely on the fact that the third party is a competitor of W-L or of a JV Entity;

          (b) At any time on or after the fifth anniversary and prior to the tenth anniversary of the Closing Date for the initial JV Implementation Agreement in (1) the United States or Canada if the Affected JV Entity is located in the United States or Canada or (2) any other Territory if the Affected JV Entity is located in the Remainder of the World (other than Canada), as the case may be, Wellcome shall have the right, within 30 days after expiration or termination of such one year cure period by written notice (which shall be irrevocable as to the election made) sent to W-L, to elect either of the options set forth in Section 14.03(a)(ii) and (iii) above;

          (c) At any time on or after the tenth anniversary of the Closing Date for the initial JV Implementation Agreement in (1) the United States or Canada if the Affected JV Entity is located in the United States or Canada or (2) any other Territory if the Affected JV Entity is located in the Remainder of the World (other than Canada), as the case may be, Wellcome shall have the right, within 30 days after expiration or termination of such one year cure period by written notice sent to W-L, to elect the option set forth in Section 14.03(a)(iii);

provided, however, that in the event that Wellcome elects any of the above with respect to a JV Entity in (1) the United States or Canada, such election shall also apply to all JV Entities in the United States or Canada or (2) the Remainder of the World (other than Canada), such election shall also apply to all other JV Entities in the Remainder of the World (other than Canada). In the event of an election by Wellcome pursuant to Section 14.03(a)(i) or (ii) the affected JV Entities may cause arrangements to be effected whereby Wellcome will acquire the relevant products.

     Wellcome  may,  in its  discretion, elect  the option  set forth  in clause
(a)(iii) at  any time  after the  receipt of  the NDA  Approval referred  to  in
Section 4.02(c)(ii)(A)(1) or there has been a successful renegotiation pursuant to Section 4.02(c)(ii)(B); provided, however, that W-L has not commenced the termination procedures set forth in Section 14.02 or 14.04 for the Affected JV Entities.

     SECTION 14.04. W-L Events of Termination; Remedies. In the event that (x) there is an NDA Approval for OTC Zovirax within the time periods set forth in
Section 4.02(c)(ii)(B), (y) there has been a successful renegotiation of an increased allocation of Special Profits or a decreased allocation of Special Losses to W-L pursuant to Section 4.02(c)(ii)(B) or (z) W-L has not commenced the termination procedures set forth in Section 14.02 within the time periods set forth therein, and W-L is dissatisfied with the performance of any of the Affected JV Entities in (i) the United States and Canada or (ii) the Remainder of the World (other than Canada) as the case may be, W-L may give written notice to Wellcome setting forth in reasonable detail the basis for W-L's dissatisfaction with the Affected JV Entities, it being understood that W-L's dissatisfaction may only relate to the Plans for JV Prescription Zovirax, OTC Zovirax or any OTC Switch Product as to which Wellcome was the Originating Party except to the extent that the aforementioned Plans were prepared by the affected JV Entity other than at the direction of Wellcome (W-L's dissatisfaction not being based solely on implementation of such Plan other than by Wellcome or its employees), or a material breach of any provision of this Agreement or any of the other Operative Documents by Wellcome. Following receipt of such notice,
Wellcome shall have one year to attempt to cure the cause of W-L's dissatisfaction. Wellcome shall use reasonable efforts to attempt to cure the cause of W-L's dissatisfaction unless Wellcome does not intend to cure such dissatisfaction within such one-year period. In the latter case, Wellcome shall notify W-L in writing and such one year period shall be deemed to terminate as of the date of such notice. If Wellcome, in the reasonable opinion of W-L, has failed to cure such dissatisfaction within one year of receipt of such written notice, and such one year cure period expires or has terminated pursuant to the previous sentence, then

          (a) After the second and prior to the fifth anniversary of the Closing Date for the initial JV Implementation Agreement in (A) the United States and Canada if the Affected JV Entity is located in the United States or Canada, or (B) the Remainder of the World (other than Canada) if the Affected JV Entity is in the Remainder of the World (other than Canada), as the case may be, W-L shall have the right to, within 30 days after expiration or termination of such one year cure period by written notice (which shall be irrevocable as to the election made) sent to Wellcome:

             (i) return to Wellcome all of the products included in the Wellcome Contributed Business together with OTC Zovirax, JV Prescription Zovirax and any OTC Switch Product as to which Wellcome was the Originating Party, that constitute JV Business of the Affected JV Entities, and Wellcome shall pay to W-L an amount equal to 50% of the Going Concern Value of W-L's interest in OTC Zovirax in the United States and any OTC Switch Products as to which Wellcome was the Originating Party as of the most recently completed Fiscal Quarter preceding the date of W-L's election. W-L shall compensate Wellcome for the loss of its interest in the JV Business of the Affected JV Entities represented by the Going Concern Value of any OTC Switch Product as to which W-L was the Originating Party and any products developed by the JV Entity (other than the Line Extensions) and any products acquired by the JV Entity pursuant to Sections 6.03 and 6.04. In the event of any election pursuant to this clause (i), Wellcome shall retain its rights and obligations in the Glaxo Arrangement; or

             (ii)  return to Wellcome  JV Prescription Zovirax,  OTC Zovirax and
        any OTC Switch Products as to which Wellcome was the Originating Party and, in such event, W-L shall compensate Wellcome for the remainder of its interest in the Affected JV Entities (excluding any value attributable to JV Prescription Zovirax, OTC Zovirax, any such OTC Switch Products or the Glaxo Arrangement but including any value attributable to any OTC Switch Product as to which W-L was the Originating Party) on a basis to be negotiated by the Parties. In addition, Wellcome shall pay W-L an amount equal to 50% of the Going Concern Value of its interest in JV Prescription Zovirax, OTC Zovirax and any such OTC Switch Products as of the most recently completed Fiscal Quarter. In the event of any election pursuant to this clause
        (b), Wellcome shall retain its rights and obligations in the Glaxo Arrangement;

          (b) At any time on or after the fifth anniversary of the Closing Date for the initial JV Implementation Agreement in (A) the United States and Canada, if the Affected JV Entity is in the United States or Canada or (B) the Remainder of the World (other than Canada) if the Affected JV Entity is in the Remainder of the World (other than Canada), as the case may be, W-L shall have the right to, within 30 days after expiration or termination of such one year cure period by written notice (which shall be irrevocable as to the election made) sent to Wellcome to elect the option set forth in
     Section 14.04(a)(ii);

provided, however, that in the event that W-L elects any of the above with respect to a JV Entity in (i) the United States or Canada such election shall also apply to all other JV Entities in the United States or Canada or (ii) the Remainder of the World (other than Canada), such election shall also apply to all other JV Entities in the Remainder of the World (other than Canada).

     In the event W-L exercises the option set forth in clause (a)(i), Wellcome may elect to sell its interest in the Affected JV Entities to W-L at Going Concern Value (excluding any value attributable to JV Prescription Zovirax, OTC Zovirax, any OTC Switch Products as to which Wellcome was the Originating Party and the Glaxo Arrangement) and retain JV Prescription Zovirax, OTC Zovirax, any OTC Switch Products as to which Wellcome was the Originating Party and its interest in the Glaxo Arrangement and compensate W-L as set forth in and to the extent required by clause (a)(ii) above. If the Parties are unable to agree upon a price within a period of three months, Wellcome may offer to sell its entire economic interest in the Affected JV Entities excluding any value attributable to OTC Zovirax, JV Prescription Zovirax and any OTC Switch Products as to which Wellcome was the Originating Party to a third party; provided, however, that if Wellcome offers such interest to a third party on price and other material terms that are more favorable than those last offered to W-L, Wellcome shall offer the terms of such third party offer to W-L in writing prior to entering into any agreement with such third party. W-L shall then have 30 days to accept or reject such offer. If accepted, the Parties shall proceed to finalize such sale and purchase, and if rejected or if no response is given within the 30-day period, Wellcome may sell such interest to the third party only on such terms. In the event of any election pursuant to Section 14.04(a)(i) as a result of which Wellcome has retained rights and obligations in the Glaxo Arrangement, that retained interest shall be limited to the extent of any prior affirmative elections made by Wellcome pursuant to Section 5.01(b) and Wellcome shall have no continuing right to make any further elections pursuant to that Section.

     SECTION 14.05. W-L's Option to Purchase Wellcome's Interest in the Glaxo Arrangement; Wellcome Tag-Along Right. (a) Notwithstanding the provisions set forth in Sections 14.03 and 14.04, and in the event that Wellcome or W-L, as the case may be, has elected to exercise any of the provisions for termination set forth in Sections 14.03 or 14.04, W-L, at its sole option, after giving Wellcome written notice of its intention to purchase Wellcome's entire interest in the Glaxo Arrangement, shall negotiate in good faith to purchase such interest for a price to reflect the value thereof but without ascribing any value to Wellcome's interest in the Glaxo Arrangement except for products currently being marketed or under development. If, after 60 days, the Parties cannot agree on such a price, W-L shall send written notice to Wellcome that W-L still intends to purchase Wellcome's interest in the Glaxo Arrangement, and W-L shall pay Wellcome the Going Concern Value of Wellcome's interest as determined pursuant to Section 15.03 within 30 days following receipt of the calculation of such amount.

     (b) In the event W-L shall assign, sell or otherwise transfer its entire interest in the Glaxo Arrangement to a third party, W-L will assure that Wellcome's interest in the Glaxo Arrangement is assigned, sold or otherwise transferred on equivalent terms, and, in such event, Wellcome hereby agrees to any such sale, assignment or transfer.

     SECTION 14.06. Waiver of Right to Terminate. Notwithstanding the foregoing, in the event that a Party fails to give a notice of termination within the time periods set forth in Section 14.03 or 14.04, as the case may be, such Party shall be deemed to have waived its right to terminate with respect to the event or events which gave rise to such right to terminate.

     SECTION 14.07. Winding Up and Transfer of Assets; Liquidation. Upon the occurrence of an event of termination set forth in Section 8.02, 14.01, 14.02,
14.03 or 14.04, the relevant JV Entity shall continue to exist solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and its shareholders. No Party shall take any action that is inconsistent with, or not necessary to or appropriate for, winding up the business and affairs of any JV Entity. During the period of winding up, the rights and obligations set forth in this Agreement with respect to the management of any JV Entity shall continue and, subject to Section 5.04 hereof, the relevant Governing Board shall continue to make all decisions relating to the conduct of any remaining business or operations, including any decisions relating to the sale or other disposition of any assets of any JV Entity; provided, however, that if dissolution occurs as a result of an election of a Party pursuant to Section 8.02, 14.01, 14.02, 14.03 or 14.04, then W-L and its representatives on the relevant Governing Board, unless other arrangements are agreed to by the Parties, shall have the exclusive right to wind up the business of the Affected JV Entities and to liquidate their assets and may also elect to exercise the right to continue the business of the Affected JV Entities in accordance with relevant law.

     SECTION 14.08. Rationalization of Interests; Tax Indemnification. In the event of any restructuring event which occurs pursuant to Section 8.02 or this
Article XIV, the capital accounts or capital stock accounts of the Parties in the JV Entities affected by the restructuring event shall be dealt with in the manner provided by the relevant JV Implementation Agreement. In the event a Party shall commence termination of a JV Entity pursuant to 14.02, 14.03 or
14.04 or shall have undergone a Change of Control pursuant to Section 8.02, that Party shall indemnify the JV Entity on an after-tax basis for any income tax liability of the JV Entity attributable to such termination. The Parties shall cooperate to minimize any adverse tax consequences resulting from the application of the provisions of this Article XIV.

     SECTION 14.09. Termination of Related Agreements. In the event that Wellcome withdraws any products or W-L returns any products to Wellcome in accordance with this Article XIV, the Wellcome Operative Documents with respect to such products shall terminate with respect to such products following an orderly transition period, except to the extent such termination is agreed not to be necessary based on the commercial requirements of the Parties. With respect to any products not withdrawn or returned, the Wellcome Operative Documents shall survive in accordance with their respective terms upon any termination of this Agreement; provided, however, that in the event W-L purchases Wellcome's interest in any JV Entities pursuant to
Article XIV, such Operative Documents shall terminate unless otherwise agreed by the Parties, and Wellcome shall assign, without additional consideration, its entire right, title and interest in and to the affected products or otherwise make such products available to W-L on an irrevocable, exclusive, royalty-free (subject to any applicable third party royalties) and perpetual basis, it being understood that the valuation of Wellcome's interest shall reflect the transfers contemplated by this proviso. Any payment by W-L for Wellcome's interest shall be made to Wellcome or its Affiliates as their interests may appear. In the event products are returned to Wellcome, the Parties shall use reasonable efforts to accommodate each other's needs in respect of transition arrangements, including, without limitation, the transfer of any regulatory approvals or licenses with respect to such products.

     SECTION 14.10. Failure to Satisfy Required Conditions. In the event that any transaction contemplated by the provisions of this Article XIV cannot be consummated by reason of the inability to satisfy any governmental, statutory or regulatory approval or consent which may be required as a condition to the consummation thereof, including, without limitation, any required approval of Wellcome shareholders having been sought and not given, the Parties agree to negotiate in good faith, subject to their respective fiduciary duties (and any required approvals or consents), an alternative to the transaction which cannot be so consummated with a view to obtaining for each of the Parties (in the manner most effective under the circumstances) the economic benefits desired under the application provisions of this Article XIV.

     SECTION 14.11. Definitional Clarification. For purposes of Sections  14.02,
14.03 and 14.04 of this Article XIV, the term Wellcome Contributed Business shall be deemed to exclude OTC Zovirax and JV Prescription Zovirax.

                                   ARTICLE XV
                                    GENERAL

     SECTION 15.01. Expenses. Wellcome and W-L shall bear their own expenses incurred in connection with this Agreement and the Operative Documents and the consummation of the transactions contemplated hereby and thereby and preparation therefor, including, without limitation, all expenses of their respective representatives on each Governing Board and all Taxes incurred in connection with the assignment and transfer of any assets to a JV Entity; provided, however, that each Party shall, and shall cause such JV Entity, to the extent legally able to do so, to deliver to any other Party that is required by law to collect any such transfer or similar taxes an exemption certificate, in form and substance satisfactory to such Party, with respect to such Taxes. In connection with the application of this Section 15.01, the Parties shall cooperate within reason to minimize any tax consequences to both Parties.

     SECTION  15.02. Assignment and Binding Effect. Subject to the provisions of
Article XII, this Agreement and any of the rights or obligations hereunder shall not be assignable by any Party without the prior written consent of the other Party hereto. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assigns.

     SECTION 15.03. Inability to Agree Upon Value. In the event the Parties cannot agree on any determination of Going Concern Value, the fair market value of a product or the fair market value of a contribution to a JV Entity within a period of 90 days following the event requiring the determination of such value, each Party shall choose an investment banker to determine such Going Concern Value or other value, which Going Concern Value or other value shall be the average of the two values determined by such investment bankers, unless the higher value exceeds the lower value by more than ten percent, in which case the Going Concern Value or other value shall be one or the other of such values as decided by an investment banker selected by the first two investment bankers.

     SECTION 15.04. Financial Consolidation. To the extent presently permitted by U.S. GAAP, the Parties intend that W-L shall consolidate the sales of each JV Entity for U.S. GAAP financial reporting purposes.

     SECTION 15.05. Notices. All notices, demands, requests and other communications required or permitted to be given hereunder shall be in writing and deemed duly given on the date delivered by hand, mailed by registered or certified mail, postage prepaid, or by overnight courier or by facsimile transmission the receipt of which is confirmed by telephone and, pending the designation of another address, addressed as follows:

          If to Wellcome:

           Wellcome plc
           Unicorn House
           160 Euston Road
           London NW1 2BP ENGLAND

           Attn: Company Secretary

          With a copy to:

           Burroughs Wellcome Co.
           3030 Cornwallis Road
           Research Triangle Park, NC 27709

           Attn: Company Secretary

          If to W-L:

           Warner-Lambert Company
           201 Tabor Road
           Morris Plains, NJ 07950

        (1) Attn: Vice President, Planning,
                Investment and Development

        (2) Attn: Vice President and General Counsel

     SECTION 15.06. Parties in Interest. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or give to any Person, firm or corporation other than the Parties hereto any remedy or claim under or by reason of this Agreement, all of which shall be for the sole and exclusive benefit of the Parties hereto.

     SECTION 15.07. Press Releases. All press releases or other public communication relating to the terms of this Agreement, the JV Entities and the other Operative Documents (other than announcements, summaries or reports of previously disclosed information) shall be subject, except as otherwise required by law or the rules of any regulatory authority, to the prior approval of each of Wellcome and W-L, which approval shall not be unreasonably withheld.

     SECTION 15.08. Headings; Schedules; Counterparts. The headings of the Sections and Articles of this Agreement are inserted as a matter of convenience and for reference purposes only, and are of no binding effect.

     All Exhibits or Schedules delivered pursuant to this Agreement shall be deemed part of this Agreement and incorporated herein, where applicable, as if fully set forth herein. All statements contained in any Exhibit or Schedule delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated hereby, are an integral part of this Agreement. It is also understood that the forms included in the Supplemental Document Package may require alteration to conform to local custom, practice or usage. Variations in those forms will be negotiated in good faith by the Parties.

     This Agreement may be signed in any number of counterparts, each of which for all purposes shall be deemed to be an original and all of which together shall constitute the same agreement.

     SECTION 15.09. Entire Agreement; Amendment; Severability. (a) This Agreement, including the Exhibits and Schedules hereto and the other Operative Documents represent the entire understanding and agreement between the Parties hereto with respect to the subject matter hereof. This Agreement can be amended, modified, supplemented, extended, terminated (except as provided in Article XIV hereof), discharged or changed only by an agreement in writing which makes specific reference to this Agreement and which is signed by all Parties.

     (b) If and to the extent that any court of competent jurisdiction holds any provision (or any part thereof) of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of the Agreement.

     (c) If and to the extent compliance with any provision of this Agreement or any other Operative Document, in the reasonable opinion of a Party, would result in a violation of law or regulation, such Party need not comply with such provision, provided that such Party shall provide, to the extent practicable, prior written notice to the other Party and, where not practicable, prompt notice following such non-compliance.

     SECTION 15.10. Waiver; Compliance. Any failure of Wellcome or W-L to comply with any obligation, covenant, agreement or condition herein contained may be expressly waived, in writing only, by the other Party hereto and such waiver shall be effective only in the specific instance and for the specific purpose for which made or given.

     SECTION 15.11. Confidentiality. (a) No Party shall, during the period while any provision of this Agreement is in effect and for a period of five years after all other provisions of this Agreement have ended or been terminated, disclose any information (that is not publicly available or generally known other than by breach of the provisions of this Agreement or made available by a third party which is not in breach of an obligation of confidentiality) (i) regarding the terms of this Agreement and of the other Operative Documents and in particular the terms of the provisions relating to a Change of Control contained in Article VIII hereof or in any other of the Operative Documents or
(ii) obtained by such Party pursuant to or in connection with the negotiation, delivery and performance of this Agreement or the other Operative Documents or the consummation of the transactions contemplated thereby to any Person, other than its Affiliates; except (v) with the prior written consent of the other Party; (w) to the extent necessary to comply with the requirements of the Securities and Exchange Commission, the London Stock Exchange and other regulatory authorities: (x) to the extent necessary to comply with law or regulatory authority or the valid order of a court of competent jurisdiction, in which event the Party making such disclosure shall so notify the other Party as promptly as practicable (and if possible, prior to making such disclosure) and shall seek confidential treatment of such information; (y) in connection with enforcement of such Party's rights hereunder or (z) disclosures to a professional advisor to such Party in connection with the performance by such Party of its obligations hereunder.

     (b) To the extent practicable, upon any termination of this Agreement, each Party hereto will redeliver all documents, work papers and other material of any other Party, specifically requested to be returned by a Party in writing, relating to the transactions contemplated hereby, and all copies of such materials, whether so obtained before or after the execution hereof, to the Party furnishing the same.

     SECTION 15.12. Governing Law; Jurisdiction; Consent to Service of Process; Agent for Service. (a) This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York without regard to the applicable principles of conflicts of laws that might otherwise govern.

     (b) Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of any New York State court sitting in New York or any Federal court of the United States sitting in the Borough of Manhattan in the City of New York, and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement or any of the Operative Documents, or for recognition or enforcement of any judgment, and each of the Parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, by removal or otherwise, in such Federal court. It shall be a condition precedent to each Party's right to bring any such suit, action or proceeding that such suit, action or proceeding, in the first instance, be brought in such New York State court or, to the extent permitted by law, by removal or otherwise, in such Federal court (unless such suit, action or proceeding is brought solely to obtain discovery or to enforce a judgment), and if each of such New York state court and such Federal court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court with jurisdiction. Neither Party may move to (i) transfer any suit, action or proceeding from such New York State court or Federal court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in such New York State court or Federal court with a suit, action or proceeding in another jurisdiction or (iii) dismiss any such suit, action or proceeding brought in such New York

State court or Federal court for the purposes of bringing the same in another jurisdiction. Each Party agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

     (c) Each of the Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the Operative Documents in any New York State court sitting in New York or any Federal court sitting in the Borough of Manhattan in the City of New York. Each Party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such Party.

     (d) Each Party irrevocably consents to service of process on it or any agent for service appointed from time to time (including agents for service appointed pursuant to clause (e) of this Section 15.12) in the manner provided for notices in Section 15.05. Nothing in this Agreement shall affect the right of either Party to serve process in any other manner permitted by law.

     (e) Wellcome hereby designates and appoints Cahill Gordon & Reindel and such other persons (reasonably satisfactory to W-L) hereafter selected by it, irrevocably agreeing in writing so to serve, as its agent to receive on its behalf service of all process in any proceedings referred to in clause (b) of this Section 15.12, such service being hereby acknowledged by Wellcome to be effective and binding service in every respect.

     IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be duly executed in its name and on its behalf, all as of the date first above written.

                                          WARNER-LAMBERT COMPANY,

                                          by /s/ Fred G. Weiss
                                             ...................................
                                            Name: Fred G. Weiss
                                            Title: Vice President

                                          WELLCOME plc,

                                          by /s/ James M. T. Cochrane
                                             ...................................
                                            Name: James M.T. Cochrane
                                            Title: Director

                                                                      SCHEDULE 1

                             FORMAT FOR CALCULATING
                           CERTAIN PROFITS AND LOSSES

     JV Entity Items of Revenue:

            1.  Net Sales
     Less JV Entity Items of Expense:

            1.  Cost of Goods Sold
           *2.  Promotion
                     Allowances
                     Consumer
                     Other
           *3.  Advertising
                     Media
                     Production
                     Market Research
                     Other Advertising
           *4.  Selling
                     Field Selling
                     Detail Field Selling
                     Other Selling
           *5.  Distribution Operations
                     Freight
                     Operations............................................................................   A
           *6.  General Administration and Corporate Allocations...........................................   A
           *7.  R&D
            8.  Other (Income)/Expense.....................................................................   A
            9.  Royalties
           10.  JV Entity Taxes
                     Income Based Taxes
                     Excise, Sales, Transfer and Other Taxes...............................................   A

- ------------

 (A) Indicates an item of JV Entity expense which shall not be allocated with respect to OTC Zovirax in the United States or any OTC Switch Product for purposes of calculating Special Profit or Loss, but instead shall be provided for by the Administrative Services Allocation.

* Many of these services will be provided pursuant to a Marketing Services and Development Agreement

                        DEFINITIONS FOR ITEMS OF EXPENSE

     1. Cost of Goods Sold: The JV Entity's purchased cost of products sold or otherwise disposed. Cost of goods sold shall include: the purchase price invoiced to the JV Entity by the Manufacturer pursuant to Section 7.01 or in the case of third party invoices, by such third party plus any freight, duty, third party royalties or other such charges, as applicable, loss on returned goods, obsolete or damaged goods, other merchandise expense and other such inventory costs, all as determined in accordance with U.S. GAAP on a first in, first out ('FIFO') basis.

     2. Promotion: The summation of allowances, consumer and other.

          Allowances: Costs include market and trade development funds and any performance monies given to trade accounts to incentivize promotion at the retail level.

          Consumer: The costs of promotional efforts directed at the consumer which includes samples, couponing, sweepstakes and premiums.

          Other:  Miscellaneous  promotional   costs  which  include   displays,
     promotional packaging costs, trade literature, public relations, etc.

     3. Advertising: The summation of Media, Production, Market Research and Other Advertising.

          Media:  Placement  expenses   associated  with   different  forms   of
     advertising, i.e. television, radio, magazine, billboard, agency fees, etc.

          Production: Expenses associated with the development of the different forms of advertising, i.e. talent, filming, commercial development, etc.

          Market  Research:  The   cost  to   undertake  studies   to  gain   an
     understanding of consumer preferences and behavior as well as the cost of purchasing syndicated data.

          Other  Advertising:  Costs  associated   with  programs  directed   at
     professionals (dentists/doctors). These costs include convention, sampling, educational brochures, etc.

     4. Selling: The summation of Field Selling, Detail Field Selling and Other Selling.

          Field  Selling:  Field  sales  force  salaries,  benefits,   incentive
     bonuses, travel and entertainment, training, sales office expense, car stock, relocation, auto, etc. Allocated to brand based on sales.

          Detail Field Selling: Salaries, benefits, incentive bonuses, travel and entertainment, auto, conventions, samples, supplies, etc. Allocated to brand based on number of details.

          Other Selling: Costs related to sales meeting for launch of a new product or line extension and similar related costs.

     5. Distribution Operations: The summation of freight and distribution operations.

          Freight: Cost of shipping product to the customer.

          Operations: Cost of operating distribution centers and warehouses, customer services and order entry.

     6. General Administration: For Marketing Administration, Sales Administration, Finance, Human Resources, other General Administration departments serving the relevant JV Entity, includes salaries, benefits, temporary help and departmental expenses including travel and entertainment, supplies, conventions, telephone, consultant fees, depreciation of furniture and fixtures, etc. In addition, allocation for administrative expenses from other areas include Credit and Collection, Office Services, Cafeteria, Purchasing, Library, Accounting, Health Services, Computer System Support, building occupancy.

          Corporate Allocations: Expenses to be allocated to the relevant JV Entity such as Legal, Security, Management bonuses.

     7. R & D: Costs, including normal allocations related to OTC Research, Product Development, Process Development and Packaging Development performed by W-L's Consumer Products Research and Development Division.

     8. Other (Income)/Expense: Major items include any Glaxo Management Fee, amortization expense for JV Entity patents, trademarks and goodwill, interest income or expense, (gain)/loss on sales of fixed assets and bad debt expense.

     9.  Royalties: Includes the royalty payable to Wellcome pursuant to Section
4.04 and other amounts payable pursuant to license agreements entered into, or assigned to, by a JV Entity.

     10. JV Entity Taxes:

          Income Based Taxes: Taxes, governmental license fees and turnover taxes based on the income or sales of a JV Entity, including any penalties or interest thereon.

          Excise, Sales, Transfer and Other Taxes: Non-product specific taxes, Taxes or other levies and assessments payable by a JV Entity, such as certain excise, sales taxes on purchases, transfer, registration, value added, withholding, property, payroll or other governmental levies, including any penalties or interest thereon.

                                       2